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                                                                  EXHIBIT 3(i).1





                                  ARTICLES OF

                           AMENDMENT AND RESTATEMENT

                                       OF

                           ARTICLES OF INCORPORATION

                                       OF

                        BAY APARTMENT COMMUNITIES, INC.





                              Dated: June 4, 1998
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                                  ARTICLES OF
                           AMENDMENT AND RESTATEMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                        BAY APARTMENT COMMUNITIES, INC.


                                   ARTICLE I

                                   PREAMBLE

         Bay Apartment Communities, Inc., a corporation organized and existing under the laws of the State of Maryland (the "Corporation"), hereby certifies as follows:

         1.1 The name of the Corporation is Bay Apartment Communities, Inc. The date of the filing of its Articles of Incorporation with the State Department of Assessments and Taxation of the State of Maryland (the "Department") was March 13, 1995 (as thereafter amended from time to time prior to the date hereof, the "Original Charter").

         1.2 The total number of shares of stock which the Corporation has authority to issue (the "Stock") prior to the date of this Amendment and Restatement is eighty-five million (85,000,000) shares, consisting of (i) twenty-five million (25,000,000) shares of preferred stock, par value $.01 per share ("Preferred Stock"); (ii) forty million (40,000,000) shares of common stock, par value $.01 per share ("Common Stock"); and (iii) twenty million (20,000,000) shares of excess common stock, par value $.01 per share. The aggregate par value of all of the shares of all classes of Stock prior to the date of this Amendment and Restatement is $850,000.

         1.3 The total number of shares of Stock which the Corporation has authority to issue immediately following this Amendment and Restatement is three hundred seventy million (370,000,000) shares, initially consisting of (i) fifty million (50,000,000) shares of Preferred Stock; (ii) three hundred million (300,000,000) shares of Common Stock; and (iii) twenty million (20,000,000) shares of excess stock, par value $.01 per share ("Excess Stock"). The aggregate par value of all the shares of all classes of Stock immediately following this Amendment and Restatement is $3,700,000.

         1.4 These Articles of Amendment and Restatement of Articles of Incorporation (the "Articles"), which amend, restate and integrate the provisions of the Original Charter were deemed advisable and approved by a majority of the Board of Directors of the Corporation and were approved by the stockholders of the Corporation in accordance with the Maryland General Corporation Law (the "MGCL").

         1.5 The Corporation desires to amend and restate the Original Charter as currently in effect, and upon acceptance for record by the Department the provisions set forth in these



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Articles shall be all of the provisions of the charter of the Corporation.

                                   ARTICLE II

                                      NAME

         The name of the Corporation is:

                         "Avalon Bay Communities, Inc."


                                  ARTICLE III

                                   PURPOSES

         Purpose and Powers. The purposes for which the Corporation is formed are to engage in business as a real estate investment trust (a "REIT") (as that phrase is defined under Section 856 of the Internal Revenue Code of 1986, as amended (the "Code")) and to engage in any other lawful act or activity for which corporations may be organized under the Maryland General Corporation Law. The foregoing purposes shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of these Articles, as amended from time to time, and each shall be regarded as independent. The foregoing purposes are also to be construed as powers of the Corporation, and shall be in addition to and not in limitation of the general powers of corporations under the laws of the State of Maryland.


                                   ARTICLE IV

                            PRINCIPAL OFFICE ADDRESS

         The address of the principal office of the Corporation in Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Suite 1400, Baltimore, Maryland 21202.


                                   ARTICLE V

                               THE RESIDENT AGENT

         The resident agent of the Corporation in Maryland is The Corporation Trust Incorporated, whose address is 300 East Lombard Street, Suite 1400, Baltimore, Maryland 21202.

                                   ARTICLE VI

                               BOARD OF DIRECTORS





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         6.1     General Powers; Action by Committee.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law, these Articles or the bylaws, as amended from time to time (the "Bylaws"), of the Corporation, all of the powers of the Corporation shall be vested in such Board. Any action which the Board of Directors is empowered to take may be taken on behalf of the Board of Directors by a duly authorized committee thereof except (i) to the extent limited by Maryland law, these Articles or the Bylaws and (ii) for any action which requires the affirmative vote or approval of a majority of all Directors then in office (unless, in such case, these Articles or the Bylaws specifically provide that a duly authorized committee can take such action on behalf of the Board of Directors). A majority of the Board of Directors shall constitute a quorum and, except as otherwise specifically provided in these Articles, the affirmative vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         6.2 Number. The number of Directors of the Corporation shall be fixed from time to time by a resolution duly adopted by the Board of Directors; provided, however, that the total number of Directors shall be not fewer than three (3). No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his or her term. Immediately following the effectiveness of this Amendment and Restatement the Corporation shall have twelve (12) Directors, whose names shall be as follows:

                                  Gilbert M. Meyer
                                  Charles H. Berman
                                  Bruce A. Choate
                                  Michael A. Futterman
                                  John J. Healy, Jr.
                                  Christopher B. Leinberger
                                  Richard L. Michaux
                                  Richard W. Miller
                                  Brenda J. Mixson
                                  Thomas H. Nielsen
                                  Lance R. Primis
                                  Allan D. Schuster

         6.3 Term; Election. The term of office of each Director shall expire at the next succeeding annual meeting of stockholders. The Directors elected at each annual meeting of stockholders shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

         Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article VII or Article XIV of these Articles, the holders of any one or more series of Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these





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Articles and any articles supplementary applicable thereto.

         During any period when the holders of any series of Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article VII or Article XIV of these Articles, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions and
(b) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such Stock, the terms of office of all such additional Directors elected by the holders of such Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total authorized number of Directors of the Corporation shall be reduced accordingly.

         6.4 Resignation or Removal of Directors. Any Director may resign from the Board of Directors or any committee thereof at any time by written notice to the Board of Directors, effective upon execution and delivery to the Corporation of such notice or upon any future date specified in the notice. Subject to the rights, if any, of the holders of any series of Stock to elect Directors and to remove any Director whom such holders have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (a) only with cause and (b) only by the affirmative vote of the holders of at least 75% of the shares then entitled to vote at a meeting of the stockholders called for that purpose. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting. For purposes of these Articles, "cause," with respect to the removal of any Director, shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of a court, (iii) gross dereliction of duty, (iv) commission of any act involving moral turpitude or (v) commission of an act that constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit to such Director and a material injury to the Corporation.

         6.5 Vacancies. Subject to the rights, if any, of the holders of any class or series of Stock to elect Directors and to fill vacancies on the Board of Directors relating thereto, any vacancy on the Board of Directors which results from the removal of a Director for cause shall be filled by the affirmative vote of a majority of votes cast by the stockholders normally entitled to vote in the election of Directors at a meeting of stockholders.
Any vacancy occurring on the Board of Directors for any other reason, except as a result of an increase in the number of Directors, may be filled by a majority vote of the remaining Directors,





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notwithstanding that such majority is less than a quorum; provided, however, that any Director appointed to fill the vacancy for an Independent Director (as hereinafter defined) shall also require the vote affirmative vote of a majority of the remaining Independent Directors. Any vacancy occurring on the Board of Directors as a result of an increase in the number of Directors may be filled by a majority vote of the entire Board of Directors. A Director elected by the Board of Directors or the stockholders to fill a vacancy shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until such vacancy is filled.

         6.6 Independent Directors. Notwithstanding anything herein to the contrary, at all times (except during a period not to exceed sixty (60) days following the death, resignation, incapacity, or removal from office of a Director prior to the expiration of the Director's term of office), a majority of the Board of Directors shall be comprised of persons ("Independent Directors") who are not officers or employees of the Corporation or any affiliate thereof and who do not have a material business or professional relationship with the Corporation or any affiliate thereof.

         6.7 Powers. Subject to the express limitations herein or in the Bylaws, the business and affairs of the Corporation shall be managed under the
direction of the Board of Directors.   These Articles, as amended or
supplemented from time to time, shall be construed with a presumption in favor of the grant of power and authority to the Directors. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with these Articles and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its Stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its Stock or the payment of other distributions on its Stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation.

                                  ARTICLE VII

                                     STOCK

         7.1 Authorized Stock. The total number of shares of Stock which the Corporation has authority to issue is three hundred seventy million (370,000,000) shares, initially





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consisting of (i) fifty million (50,000,000) shares of Preferred Stock, par value $.01 per share; (ii) three hundred million (300,000,000) shares of Common Stock, par value $.01 per share; and (iii) twenty million (20,000,000) shares of Excess Stock, par value $.01 per share. The aggregate par value of all the shares of all classes of Stock is $3,700,000. If shares of one class of Stock are classified or reclassified into shares of another class of Stock pursuant to this Article VII, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of Stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of Stock set forth in the first sentence of this paragraph.

         7.2 Preferred Stock. Subject to any limitations prescribed by law, the Board of Directors is expressly authorized to classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of such Stock and, by filing articles supplementary with the Department, to establish or change from time to time the number of shares to be included in each such class or series, and to fix the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series. Any action by the Board of Directors under this Section
7.2 of Article VII shall require the affirmative vote of a majority of the Directors then in office; provided, however, that by the affirmative vote of a majority of the Directors then in office, the Board of Directors may appoint a committee to act on behalf of the Board of Directors under this Section 7.2, and in such event the affirmative vote of a majority of the members of such committee then in office shall be required for any action under this Section 7.2.

         At the time of acceptance for record of these Articles, the Board of Directors had duly divided and classified 18,238,800 shares of Preferred Stock into seven series of Preferred Stock. The rights, preferences and privileges of these series are set forth herein in Article XIV.

         7.3 Common Stock. Subject to all of the rights, powers and preferences of the Preferred Stock and except as provided by law or in this
Article VII or Article XIV (or in any articles supplementary regarding any class or series of Preferred Stock):

                 7.3.1 Voting Rights. The holders of shares of Common Stock shall be entitled to vote for the election of Directors and on all other matters requiring stockholder action, and each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such stockholder.

                 7.3.2 Dividend Rights. Holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, Stock or property of the Corporation as may be authorized and declared by the Board of Directors upon the Common Stock and, if any Excess Stock resulting from the conversion of Common Stock is then outstanding, such Excess Stock out of any assets or funds of the Corporation legally available therefor, but only when and as authorized by the Board of Directors or any





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         authorized committee thereof from time to time, and shall share ratably with the holders of such Excess Stock resulting from the conversion of Common Stock in any such dividend or distribution.

                 Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                 7.3.3 Rights Upon Liquidation. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, subject to the rights of holders of any shares of Preferred Stock and Excess Stock resulting from the conversion of Preferred Stock, the net assets of the Corporation available for distribution to the holders of Common Stock, and, if any Excess Stock resulting from the conversion of Common Stock is then outstanding, such Excess Stock, shall be distributed pro rata to such holders in proportion to the number of shares of Common Stock and such Excess Stock held by each.

         7.4 Excess Stock. For the purposes of this Section 7.4, terms not otherwise defined shall have the meanings set forth in Article IX.

                 7.4.1    Conversion into Excess Stock.

                          (a) If, notwithstanding the other provisions contained in these Articles, prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person (other than a Look-Through Entity) would Beneficially Own shares of Equity Stock in excess of the Ownership Limit, or such that any Person that is a Look-Through Entity would Beneficially Own shares of Equity Stock in excess of the Look-Through Limit, then, (i) except as otherwise provided in Section 9.4 of
                 Article IX, the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned by such Beneficial Owner shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner to Beneficially Own shares of Equity Stock in excess of the Ownership Limit or the Look-Through Limit, as the case may be, (ii) such number of shares of Equity Stock in excess of the Ownership Limit or the Look-Through Limit, as the case may be (rounded up to the nearest whole share), shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with
                 Section 7.4.4 of this Article VII and (iii) the Prohibited Owner shall submit the





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                 certificates representing such number of shares of Equity
                 Stock to the Corporation, accompanied by all requisite and duly executed assignments of transfer thereof, for registration in the name of the Trustee of the Trust. If the shares of Equity Stock that are converted into Excess Stock are not shares of Common Stock, then the Excess Stock into which they are converted shall be deemed to be a separate series of Excess Stock with a designation and title corresponding to the designation and title of the shares that have been converted into the Excess Stock. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates representing the shares of Equity Stock so converted may be submitted to the Corporation at a later date.

                          (b) If, notwithstanding the other provisions contained in these Articles, prior to the Restriction Termination Date there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (ii) cause the Corporation to Constructively Own 10% or more of the ownership interest in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code or (iii) result in the shares of Equity Stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, then (x) the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Equity Stock with respect to which such Non-Transfer Event occurred shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would (A) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (B) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code or (c) result in the shares of Equity Stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with Section 7.4.4 of this Article VII and (z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation, accompanied by all requisite and duly executed assignments of transfer thereof, for registration in the name of the Trustee of the Trust. If the shares of Equity Stock that are converted into Excess Stock are not shares of Common Stock, then the Excess Stock into which they are converted shall be deemed to be a separate series of Excess Stock with a designation and title corresponding to the designation and title of the shares that have been converted into the Excess Stock. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading





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                 Day prior to the date of the purported Transfer or
                 Non-Transfer Event, as the case may be, even though the certificates representing the shares of Equity Stock so converted may be submitted to the Corporation at a later date.

                          (c) Upon the occurrence of such a conversion of shares of Equity Stock into an equal number of shares of Excess Stock, such shares of Equity Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of the particular class or series of Equity Stock from which such Excess Stock was converted and may be reissued by the Corporation as that particular class or series of Equity Stock.

                 7.4.2 Remedies for Breach. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section 9.2 of Article IX or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section 9.2 of Article IX, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition, but the failure to take any such action shall not affect the automatic conversion of shares of Equity Stock into Excess Stock and their transfer to a Trust in accordance with Section 7.4.4.

                 7.4.3 Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of
         Section 9.2 of Article IX, or any Person who owns shares of Equity Stock that were converted into shares of Excess Stock and transferred to a Trust pursuant to Sections 7.4.1 and 7.4.4 of this Article VII, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

                 7.4.4 Ownership in Trust. Upon any purported Transfer or Non-Transfer Event that results in Excess Stock pursuant to Section
         7.4.1 of this Article VII, (i) the Corporation shall create, or cause to be created, a Trust, and shall designate a Trustee and name a Beneficiary thereof and (ii) such Excess Stock shall be automatically transferred to such Trust to be held for the exclusive benefit of the Beneficiary. Any conversion of shares of Equity Stock into shares of Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event that results in the conversion. Shares of Excess Stock so held in trust shall remain issued and outstanding shares of Stock of the Corporation.

                 7.4.5 Dividend Rights. Each share of Excess Stock shall be entitled to the





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         same dividends and distributions (as to both timing and amount) as may be authorized by the Board of Directors with respect to shares of the same class and series as the shares of Equity Stock that were converted into such Excess Stock. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such shares of Excess Stock shall repay to the Trust the amount of any dividends or distributions received by it that are
         (i) attributable to any shares of Equity Stock that have been converted into shares of Excess Stock and (ii) dividends or distributions which were distributed by the Corporation to stockholders of record on a record date which was on or after the date that such shares were converted into shares of Excess Stock. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned by the Person who, but for the provisions of Articles VII and IX, would Constructively Own or Beneficially Own the shares of Equity Stock that were converted into shares of Excess Stock; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

                 7.4.6 Rights upon Liquidation. In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class and series as the shares which were converted into such Excess Stock and other holders of such Excess Stock, that portion of the assets of the Corporation that is available for distribution to the holders of shares of such class and series of Equity Stock and such Excess Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of the shares into shares of Excess Stock, the product of (x) the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and (y) the number of shares of Equity Stock which were so converted into Excess Stock, and, in the case of a Non-Transfer Event or purported Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Stock, the product of (x) the price per share equal to the Market Price on the date of such Non-Transfer Event or purported Transfer and (y) the number of shares of Equity Stock which were so converted into Excess Stock. Any remaining amount in such Trust shall be distributed to the Beneficiary.

                 7.4.7 Voting Rights. Each share of Excess Stock shall entitle the holder to no





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         voting rights other than those voting rights which must accompany a class of Stock under Maryland law. The Trustee, as record holder of the Excess Stock, shall be entitled to vote all shares of Excess Stock in the event voting rights are mandated by Maryland law. Any vote by a Prohibited Owner as a purported holder of shares of Equity Stock prior to the discovery by the Corporation that such shares of Equity Stock have been converted into shares of Excess Stock shall, subject to applicable law, (i) be rescinded and shall be void ab initio with respect to such shares of Excess Stock and (ii) be recast in accordance with the desires of the Trustee acting for the benefit of the Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote.

                 7.4.8    Designation of Permitted Transferee.

                 (a) As soon as practicable after the Trustee acquires Excess Stock, but in an orderly fashion so as not to materially adversely affect the trading price of Common Stock, the Trustee shall designate one or more Persons as Permitted Transferees and sell to such Permitted Transferees any shares of Excess Stock held by the Trustee; provided, however, that (i) any Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Stock and (ii) any Permitted Transferee so designated may acquire such shares of Excess Stock without violating any of the restrictions set forth in Section 9.2 of Article IX and without such acquisition resulting in the conversion of the shares of Equity Stock so acquired into shares of Excess Stock and the transfer of such shares to a Trust pursuant to Sections 7.4.1 and 7.4.4 of this Article VII.
The Trustee shall have the exclusive and absolute right to designate Permitted Transferees of any and all shares of Excess Stock. Prior to any transfer by the Trustee of shares of Excess Stock to a Permitted Transferee, the Trustee shall give not less than five Trading Days' prior written notice to the Corporation of such intended transfer and the Corporation must have waived in writing its purchase rights, if any, under Section 7.4.10 of this Article VII.

                 (b) Subject to Section 7.4.8, upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this
Section 7.4.8, the Trustee shall cause to be transferred to the Permitted Transferee shares of Excess Stock acquired by the Trustee pursuant to Section
7.4.4 of this Article VII. Upon such transfer of shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Equity Stock of the same class and series which was converted into such Excess Stock. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Equity Stock, such shares of Excess Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued by the Corporation as Excess Stock. The Trustee shall (i) cause to be recorded on the stock transfer books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, and (ii) distribute to the Beneficiary any and all amounts held with respect to such shares of Excess Stock after making payment to the Prohibited Owner pursuant to Section 7.4.9 of this Article VII.

                 (c) If the Transfer of shares of Excess Stock to a purported Permitted Transferee would or does violate any of the transfer restrictions set forth in Section 9.2 of Article IX, such Transfer shall be void ab initio as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Equity Stock (as described in clause (b) above) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Stock or Equity Stock. Such shares of Equity Stock shall be automatically re-converted into Excess Stock and transferred to the Trust from which they were originally Transferred. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this Article VII shall apply to such shares, including, without limitation, the provisions of Sections 7.4.8 through 7.4.10 with respect to any future Transfer of such shares by the Trust.

                 7.4.9 Compensation to Record Holder of Shares of Equity Stock That Are Converted into Shares of Excess Stock. Any Prohibited Owner shall be entitled (following acquisition of the shares of Excess Stock and subsequent designation of and sale of Excess Stock to a Permitted Transferee in accordance with Section 7.4.8 of this Article VII or following the purchase of such shares in accordance with
         Section 7.4.10 of this Article VII) to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (i) (a) in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of such shares into shares of Excess Stock, the product of (x) the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and (y) the number of shares of Equity Stock which were so converted into Excess Stock and (b) in the case of a Non-Transfer Event or purported Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the product of (x) the price per share equal to the Market Price on the date of such Non-Transfer Event or purported Transfer and
         (y) the number of shares of Equity Stock which were so converted into Excess Stock or (ii) the proceeds received by the Trustee from the sale or other disposition of such shares of Excess Stock in accordance with Section 7.4.8 or Section 7.4.10 of this Article VII. Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid to the Prohibited Owner pursuant to this Section 7.4.9 shall be distributed to the Beneficiary in accordance with the provisions of Section 7.4.8 of this Article VII. Each Beneficiary and Prohibited Owner shall be deemed to have waived any and all claims that it may have against the Trustee and the Trust arising out of the disposition of shares of Excess Stock, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 7.4 of this Article VII, by such Trustee.

                 7.4.10 Purchase Right in Excess Stock. Except for shares of Excess Stock which may result from the conversion of shares of Series A Preferred Stock and Series

         B Preferred Stock which are outstanding as of the acceptance for record of these Articles, which shares shall not be subject to this
         Section 7.4.10, shares of Excess Stock shall be deemed to have been offered for sale to the Corporation or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such shares of Excess Stock (or, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for the shares (e.g., if the shares were received through a gift or devise), the Market Price on the date of such Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for the shares) or (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days following the later of (a) the date of the Non-Transfer Event or purported Transfer which results in such shares of Excess Stock or (b) the date the Board of Directors first determines that a Transfer or Non-Transfer Event resulting in shares of Excess Stock has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 7.4.3 of this Article VII.

         7.5 Classification of Stock. The Board of Directors may classify or reclassify any unissued shares of Stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption for each class or series, including, but not limited to, the reclassification of unissued shares of Common Stock to shares of Preferred Stock or unissued shares of Preferred Stock to shares of Common Stock or the issuance of any rights plan or similar plan.

         7.6 Issuance of Stock. The Board of Directors may authorize the issuance from time to time of shares of Stock of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of Stock, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a share split or dividend), subject to such restrictions or limitations, if any, as may be set forth in these Articles or the Bylaws of the Corporation.

         7.7 Dividends or Distributions. The Directors may from time to time authorize and declare and pay to stockholders such dividends or distributions in cash, property or other assets of the Corporation or in securities of the Corporation or from any other source as the Directors in their discretion shall determine.

         7.8 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VII, the Board of Directors shall have the power to determine the application of the provisions of this Article VII with respect to any situation based on the facts known to it.

         7.9 Legend. Except as otherwise determined by the Board of Directors, each certificate for shares of Equity Stock shall bear substantially the following legend:

                 "The shares of Avalon Bay Communities, Inc. (the

                 "Corporation") represented by this certificate are subject to restrictions set forth in the Corporation's charter, as the same may be amended from time to time, which prohibit in general (a) any Person (other than a Look-Through Entity) from Beneficially Owning shares of Equity Stock in excess of the Ownership Limit, (b) any Look-Through Entity from Beneficially Owning shares of Equity Stock in excess of the Look-Through Ownership Limit and (c) any Person from acquiring or maintaining any ownership interest in the stock of the Corporation that is inconsistent with (i) the requirements of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts or (ii) the charter of the Corporation, and the holder of this certificate by his, her or its acceptance hereof consents to be bound by such restrictions. Capitalized terms used in this paragraph and not defined herein are defined in the Corporation's charter, as the same may be amended from time to time.

                 The Corporation will furnish without charge, to each stockholder who so requests, a copy of the relevant provisions of the charter and the bylaws, each as amended, of the Corporation, a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that the Corporation is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of the Corporation or to the transfer agent named on the face hereof."

         7.10 Severability. Each provision of this Article VII shall be severable and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

         7.11 Articles and Bylaws. All persons who shall acquire Stock in the Corporation shall acquire the same subject to the provisions of these Articles and the Bylaws.

                                  ARTICLE VIII

                        LIMITATION ON PREEMPTIVE RIGHTS

         No holder of any Stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preferential or preemptive rights to subscribe for or purchase any Stock or any other securities of the Corporation other than such rights, if any, as the Board of Directors, in its sole discretion, may fix by articles supplementary, by contract or otherwise; and any Stock or other securities which the Board of Directors may determine to offer for subscription may, within the Board of Directors' sole discretion, be offered to the holders of any class, series or type of Stock or other securities at the time outstanding to the exclusion of holders of any or all other classes, series or types of Stock or other securities at the time outstanding.


                                   ARTICLE IX

             LIMITATIONS ON TRANSFER AND OWNERSHIP OF EQUITY STOCK

         9.1 Definitions. For purposes of this Article IX, the following terms shall have the meanings set forth below:

                 "Beneficial Ownership," when used with respect to ownership of shares of Equity Stock by any Person, shall mean all shares of Equity Stock which are (i) directly owned by such Person, (ii) indirectly owned by such Person (if such Person is an "individual" as defined in Section 542(a)(2) of the Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, or (iii) beneficially owned by such Person pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended; provided, however, that in determining the number of shares Beneficially Owned by a Person or group, no share shall be counted more than once although applicable to two or more of clauses (i), (ii) and (iii) of this definition or (in the case of a group) although Beneficially Owned by more than one Person in such group. (If a Person Beneficially Owns shares of Equity Stock that are not actually outstanding (e.g., shares issuable upon the exercise of an option or convertible security) ("Option Shares"), then, whenever these Articles require a determination of the percentage of outstanding shares of a class of Equity Stock Beneficially Owned by that Person, the Option Shares Beneficially Owned by that Person shall also be deemed to be outstanding.)

                 "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 7.4.4 of Article VII.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 "Constructive Ownership" shall mean ownership of shares of Equity Stock by a Person who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

                 "Equity Stock" shall mean a particular class (other than Excess Stock) or series of stock of the Corporation. The use of the term "Equity Stock" or any term defined by reference to the term "Equity Stock" shall refer to the particular class or series of stock which is appropriate under the context.

                 "Look-Through Entity" shall mean a Person that is either (i) a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code as modified by Section 856(h)(3) of the Code or (ii) registered under the Investment Company Act of 1940.

                 "Look-Through Ownership Limit" shall mean, with respect to a class or series of Equity Stock, 15% of the number of outstanding shares of such Equity Stock.

                 "Market Price" of Equity Stock on any date shall mean the average of the Closing Price for shares of such Equity Stock for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean (A) where there exists a public market for the Corporation's Equity Stock, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Equity Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc. or, if such system is no longer in use, the principal other automated quotation system that may then be in use or (B) if no public market for the Equity Stock exists, the Closing Price will be determined by a single, independent appraiser selected by a committee composed of Independent Directors which appraiser shall appraise the Market Price for such Equity Stock within such guidelines as shall be determined by the committee of Independent Directors.

                 "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause (a) any Person (other than a Look-Through Entity) to Beneficially Own shares of Equity Stock in excess of the Ownership Limit or (b) any Look-Through Entity to Beneficially Own shares of Equity Stock in excess of the Look-Through Ownership Limit. Non-Transfer Events include but are not limited to (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares (or of Beneficial Ownership of shares) of Equity Stock or (ii) the sale, transfer, assignment or other disposition of interests in any Person or of any securities or rights convertible into or exchangeable for shares of Equity Stock or for interests in any Person that results in changes in Beneficial Ownership of shares of Equity Stock.

                 "Ownership Limit" shall mean, with respect to a class or series of Equity Stock, 9.8% of the number of outstanding shares of such Equity Stock.

                 "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 7.4.8 of
Article VII.

                 "Person" shall mean (a) an individual or any corporation, partnership, estate, trust, association, private foundation, joint stock company or any other entity and (b) a "group" as that term is used for purposes of Section 13(d)(3) of the Exchange Act; but shall not include an underwriter that participates in a public offering of Equity Stock for a period of 90 days following purchase by such underwriter of such Equity Stock.

                 "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from becoming or remaining the owner of record title to shares of Equity Stock by the provisions of Section 7.4.1 of Article VII.

                 "Restriction Termination Date" shall mean the first day on which the Board of Directors, in accordance with Article VI hereof, determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify under the Code as a REIT.

                 "Trading Day" shall mean a day on which the principal national securities exchange on which any of the shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if none of the shares of Equity Stock are listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                 "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares (or of Beneficial Ownership of shares) of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

                 "Trust" shall mean any separate trust created and administered in accordance with the terms of Section 7.4 of Article VII, for the exclusive benefit of any Beneficiary.

                 "Trustee" shall mean any Person or entity, unaffiliated with both the Corporation and any Prohibited Owner (and, if different than the Prohibited Owner, the Person who would have had Beneficial Ownership of the Shares that would have been owned of record by the Prohibited Owner), designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

         9.2     Restriction on Ownership and Transfer.

                 (a) (I) Except as provided in Section 9.4 of this Article IX, until the Restriction Termination Date, (i) no Person (other than a Look-Through Entity) shall Beneficially Own shares of Equity Stock in excess of the Ownership Limit and (ii) no Look-Through Entity shall Beneficially Own shares of Equity Stock in excess of the Look-Through Ownership Limit.

                 (II) Except as provided in Section 9.4 of this Article IX, until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) that, if effective, would result in any Person (other than a Look-Through Entity) Beneficially Owning shares of Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                 (III) Except as provided in Section 9.4 of this Article IX, until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) that, if effective, would result in any Look-Through Entity Beneficially Owning shares of Equity Stock in excess of the Look-Through Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned by such Look-Through Ownership Entity in excess of the Look-Through Ownership Limit, and the intended transferee Look-Through Entity shall acquire no rights in such shares of Equity Stock.

                 (b) Until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) of shares of Equity Stock that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                 (c) Until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) of shares of Equity Stock that, if effective, would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or any direct or indirect subsidiary (whether a corporation, partnership, limited liability company or other entity) of the Corporation (a "Subsidiary"), within the meaning of
Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                 (d) Until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) that, if effective, would result in shares of Equity Stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code shall be void ab initio and the intended transferee shall acquire no rights in such shares of Equity Stock.

         9.3 Owners Required to Provide Information. Until the Restriction Termination Date:

                 (a) Every Beneficial Owner of more than 5%, or such lower percentages as are then required pursuant to regulations under the Code, of the outstanding shares of any class or series of Equity Stock of the Corporation as of any dividend record date on the Corporation's Equity Stock shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner, the number of shares of Equity Stock Beneficially Owned by such Beneficial Owner as of each such dividend record date, and a description of how such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

                 (b) Each Person who is a Beneficial Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

         9.4. Exception. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence or undertakings acceptable to it, may, in its sole discretion, waive the application of the Ownership Limit or the Look-Through Ownership Limit to a Person subject, as the case may be, to any such limit, provided that (A) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that such Person's Beneficial Ownership or Constructive Ownership of shares of Equity Stock will now and in the future (i) not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (ii) not cause the Corporation to Constructively Own 10% or more of the ownership interests of a tenant of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code and to violate the 95% gross income test of Section 856(c)(2) of the Code, and (iii) not result in the shares of Equity Stock of the Corporation being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, and (B) such Person agrees in writing that any violation or attempted violation of (x) such other limitation as the Board of Directors may establish at the time of such waiver with respect to such Person or (y) such other restrictions and conditions as the Board of Directors may in its sole discretion impose at the time of such waiver with respect to such Person, will result, as of the time of such violation even if discovered after such violation, in the conversion of such shares in excess of the original limit applicable to such Person into shares of Excess Stock pursuant to Section 7.4.1 of Article VII.

         9.5 New York Stock Exchange Transactions. Notwithstanding any provision contained herein to the contrary, nothing in these Articles shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system. In no event shall the existence or application of the preceding sentence have the effect of deterring or preventing the conversion of Equity Stock into Excess Stock as contemplated herein.

         9.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article IX, including any definition contained in
Section 9.1 of this Article IX, the Board of Directors shall have the power to determine the application of the provisions of this Article IX with respect to any situation based on the facts known to it.

         9.7 Remedies Not Limited. Except as set forth in Section 9.5 of this Article IX, nothing contained in this Article IX or Article VII shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit or the Look-Through Ownership Limit.

                                   ARTICLE X

                       RIGHTS AND POWERS OF CORPORATION,
                        BOARD OF DIRECTORS AND OFFICERS

         In carrying on its business, or for the purpose of attaining or furthering any of its objects, the Corporation shall have all of the rights, powers and privileges granted to corporations by the laws of the State of Maryland, as well as the power to do any and all acts and things that a natural person or partnership could do as now or hereafter authorized by law, either alone or in partnership or conjunction with others. In furtherance and not in limitation of the powers conferred by statute, the powers of the Corporation and of the Directors and stockholders shall include the following:

         10.1 Conflicts of Interest. Any Director or officer individually, or any firm of which any Director or officer may be a member, or any corporation or association of which any Director or officer may be a director or officer or in which any Director or officer may be interested as the holder of any amount of its Stock or otherwise, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and, in the absence of fraud, no contract or other transaction shall be thereby affected or invalidated; provided, however, that (a) such fact shall have been disclosed or shall have been known to the Board of Directors or the committee thereof that approved such contract or transaction and such contract or transaction shall have been approved or ratified by the affirmative vote of a majority of the disinterested Directors, or (b) such fact shall have been disclosed or shall have been known to the stockholders entitled to vote, and such contract or transaction shall have been approved or ratified by a majority of the votes cast by the stockholders entitled to vote, other than the votes of shares owned of record or beneficially by the interested Director or corporation, firm or other entity, or (c) the contract or transaction is fair and reasonable to the Corporation. Any Director of the Corporation who is also a director or officer of or interested in such other corporation or association, or who, or the firm of which he is a member, is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or association or were not so interested or were not a member of a firm so interested.

         10.2 Amendment of Articles. The Corporation reserves the right, from time to time, to make any amendment of its Articles, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Articles, of any outstanding Stock.

         No amendment or repeal of these Articles shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with the MGCL, and, except as otherwise provided by law, thereafter approved by the stockholders.

         Whenever any vote of the holders of voting stock is required to amend or repeal any provision of these Articles, then in addition to any other vote of the holders of voting stock that is required by these Articles, the affirmative vote of the holders of a majority of the outstanding shares of Stock of the Corporation entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of these Articles; provided, however, that the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of the holders of not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any of the provisions of Sections 6.4, 6.5 or 6.6 of Article VI, Article X or
Article XII of these Articles.

                                   ARTICLE XI

                                INDEMNIFICATION

         The Corporation (which for the purpose of this Article XI shall include predecessor entities of the Corporation as set forth in Section 2-418 of the MGCL) shall have the power to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former Director or officer of the Corporation or (b) any individual who, while a Director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former

Director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

                                  ARTICLE XII

                            LIMITATION OF LIABILITY

         To the fullest extent permitted under the MGCL as in effect on the date of filing these Articles or as the MGCL is thereafter amended from time to time, no Director or officer shall be liable to the Corporation or its stockholders for money damages. Neither the amendment or the repeal of this Article, nor the adoption of any other provision in the Corporation's Articles inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a Director or officer of the Corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article would have accrued or arisen, prior to such amendment, repeal or adoption.

                                 ARTICLE XIII

                                 MISCELLANEOUS

         13.1  Provisions in Conflict with Law or Regulations.

                 (a) The provisions of these Articles are severable, and if the Directors shall determine that any one or more of such provisions are in conflict with the REIT provisions of the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of these Articles, even without any amendment of these Articles pursuant to Section 10.2 hereof; provided, however, that such determination by the Directors shall not affect or impair any of the remaining provisions of these Articles or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.

                 (b) If any provision of these Articles or any application of such provision shall be held invalid or unenforceable by any federal or state court having jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction, and the validity of the remaining provisions of these Articles shall not be affected. Other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                                  ARTICLE XIV

                      DESIGNATED SERIES OF PREFERRED STOCK

         14.1 Series A Preferred Stock. The Board of Directors has duly divided and classified 2,308,800 shares of the Preferred Stock of the Corporation into a series designated Series A Preferred Stock and has provided for the issuance of such series. Subject in all cases to the provisions of
Section 7.4 of Article VII and Article IX of the Articles with respect to Excess Stock, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Series A Preferred Stock of the Corporation:

                 14.1.1       Designation and Amount.  The designation of the
                 Preferred Stock         described in Section 14.1 hereof shall
                 be "Series A Preferred Stock (par value $.01 per share)" (hereinafter "Series A Preferred Stock"). The number of authorized shares of Series A Preferred Stock is 2,308,800. The Series A Preferred Stock shall rank (a) senior to the Corporation's Series E Preferred Stock (as defined in Section
                 14.5 hereof) and Common Stock, (b) on a pari passu basis with the Corporation's Series B Preferred Stock (as defined in
                 Section 14.2 hereof), and (c) junior to the Corporation's Series C Preferred Stock (as defined in Section 14.3 hereof), Series D Preferred Stock (as defined in Section 14.4 hereof), Series F Preferred Stock (as defined in Section 14.6 hereof) and Series G Preferred Stock (as defined in Section 14.7 hereof), with respect to the payment of dividends.

                 14.1.2       Dividend Rights.

                 (a) The holders of record of outstanding shares of Series A Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors, out of funds legally available therefor, cash dividends which are (i) cumulative, (ii) preferential to the dividends paid on the Corporation's Series E Preferred Stock and Common Stock, on a pari passu basis to the dividends paid on the Corporation's Series B Preferred Stock, and junior to the dividends paid on the Corporation's Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, and
(iii) payable at an annual rate equal to the Series A Dividend Amount, and no more, on the fifteenth day of each February, May, August and November following the date of original issuance of the Series A Preferred Stock (the "Series A Original Issue Date"). Each calendar quarter immediately preceding the fifteenth day of February, May, August and November (or if the Series A Original Issue Date is not on the first day of a calendar quarter, the period beginning on the date of issuance and ending on the last day of the calendar quarter of issuance) is referred to hereinafter as a "Series A Dividend Period." The initial per share Series A Dividend Amount per annum shall be equal to $1.6068. The amount of dividends payable for each full Series A Dividend Period for the Series A Preferred Stock shall be computed by dividing the Series A Dividend Amount by four. The amount of dividends on the Series A Preferred Stock payable for the initial Series A Dividend Period, or any other period shorter or longer than a full Series A Dividend Period, shall be computed ratably on the basis of the actual number of days in such Series A Dividend Period. In the event of any change in the quarterly cash dividend per share applicable to the Common Stock, the quarterly cash dividend per share on the Series A Preferred Stock shall be adjusted for the same dividend period by an amount computed by multiplying the amount of the change in the Common Stock dividend times the Series A Conversion Ratio (as defined in Section 14.1.4(a)).

                 (b) In the event the Corporation shall declare a distribution payable in (i) securities of other persons, (ii) evidences of indebtedness issued by the Corporation or other persons, (iii) assets (excluding cash dividends) or (iv) options or rights to purchase capital stock or evidences of indebtedness in the Corporation or other persons, then, in each such case for the purpose of this Section 14.1.2(b), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are or would be convertible (assuming such shares of Series A Preferred Stock were then convertible).

                 (c) The Corporation shall not (i) declare or pay or set apart for payment any dividends or distributions on any Stock ranking as to dividends junior to the Series A Preferred Stock (other than dividends paid in shares of such junior Stock) or (ii) make any purchase or redemption of, or any sinking fund payment for the purchase or redemption of, any Stock ranking as to dividends junior to the Series A Preferred Stock (other than a purchase or redemption made by issue or delivery of such junior Stock) unless all dividends payable on all outstanding shares of Series A Preferred Stock for all past Series A Dividend Periods shall have been paid in full or declared and a sufficient sum set apart for payment thereof, provided, however, that any moneys theretofore deposited in any sinking fund with respect to any Preferred Stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund.

                 (d) All dividends declared on shares of Series A Preferred Stock and any other class of Preferred Stock or series thereof ranking on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata, so that the amounts of dividends declared per share on the Series A Preferred Stock for the Series A Dividend Period of the Series A Preferred Stock ending either on the same day or within the dividend period of such other Stock shall, in all cases, bear to each other the same ratio that accrued dividends per share on the shares of Series A Preferred Stock and such other Stock bear to each other.


                 14.1.3       Liquidation Rights.

                 (a) Subject to the prior rights of the Corporation's Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and any class or series of Stock the terms of which specifically provide that such Stock ranks senior to the Series A Preferred Stock, in the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, on a pari passu basis with the holders of the Corporation's Series B Preferred Stock and prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock by reason of their ownership of such Stock, an amount equal to all accrued but unpaid dividends for each share of Series A Preferred Stock then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full amounts to which they are entitled under the preceding sentence, then, subject to any prior rights of any classes or series of Stock, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of any other shares of Stock on a parity for liquidation purposes with the Series A Preferred Stock in proportion to the aggregate amounts owed to each such holder.

                 (b) Subject to any prior rights of any other class or series of Stock, after the payment or setting apart of payment to the holders of Series A Preferred Stock of the full preferential amounts to which they shall be entitled pursuant to Section 14.1.3(a) above, the holders of the Series A Preferred Stock shall be treated pari passu with the holders of the record of Common Stock, with each holder of record of Series A Preferred Stock being entitled to receive in addition to the amounts payable pursuant to
Section 14.1.3(a) above, that amount which such holder would be entitled to receive if such holder had converted all its Series A Preferred Stock into Common Stock immediately prior to the liquidating distribution in question.

                 14.1.4       Conversion.

                 (a) Right to Convert. Beginning on the third anniversary of the Series A Original Issue Date, the holders of shares of Series A Preferred Stock shall have the right, at their option, to convert each such share, at any time and from time to time, into one (the "Series A Conversion Ratio," which shall be subject to adjustment as hereinafter provided) fully paid and nonassessable share of Common Stock; provided, however, that no holder of Series A Preferred Stock shall be entitled to convert shares of such Series A Preferred Stock into Common Stock pursuant to the foregoing provision, if, as a result of such conversion, such person would become the Beneficial Owner of more than 4.9% of the Corporation's outstanding Common Stock (the "4.9% Limitation"). As used in Section 14.1 and 14.2 hereof, Beneficial Owner shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934 (or any successor provision thereto). Notwithstanding the foregoing, such conversion right may be exercised at any time after the Series A Original Issue Date and irrespective of the 4.9% Limitation (and no such limit shall apply) if any of the following circumstances occurs:

                 (i) For any two consecutive fiscal quarters, the aggregate amount outstanding as of the end of the quarter under (1) all mortgage indebtedness of the Corporation and its consolidated entities and (2) unsecured indebtedness of the Corporation and its consolidated entities exceeds sixty-five percent (65%) of the amount arrived at by (A) taking the Corporation's consolidated gross revenues less property-related expenses, including real estate taxes, insurance, maintenance and utilities, but excluding depreciation, amortization, interest and corporate general and administrative expenses, for the quarter in question and the immediately preceding quarter, (B) multiplying the amount in clause (A) by two (2), and (C) dividing the resulting product in clause (B) by nine percent (9%) (all as such items of indebtedness, revenues and expenses are reported in consolidated financial statements contained in the Corporation's Forms 10-K and Forms 10-Q as filed with the Securities and Exchange Commission); or

                 (ii) Gilbert M. Meyer has ceased to be an executive officer of the Corporation, unless the holders of a majority of the shares of the Series A Preferred Stock then outstanding have voted on and approved a replacement for Mr. Meyer and the replacement remains an executive officer of the Corporation; or

                 (iii) If (A) the Corporation shall be party to, or shall have entered into an agreement for, any transaction (including, without limitation, a merger, consolidation, statutory share exchange or sale of all or substantially all of its assets (each of the foregoing a "Series A Transaction")), in each case as a result of which shares of Common Stock shall have been or will be converted into the right to receive stock, securities or other property (including cash or any combination thereof) or which has resulted or will result in the holders of Common Stock immediately prior to the Series A Transaction owning less than 50% of the Common Stock after the Series A Transaction, or (B) a "change of control" as defined in the next sentence occurs with respect to the Corporation. A change of control shall mean the acquisition (including by virtue of a merger, share exchange or other business combination) by one stockholder or a group of stockholders acting in concert of the power to elect a majority of the Corporation's Board of Directors. The Corporation shall notify the holders of Series A Preferred Stock promptly if any of the events listed in this Section 14.1.4(a)(iii) shall occur. Calculations set forth in Section 14.1.4(a)(i) shall be made without regard to unconsolidated indebtedness incurred as a joint venture partner, and the effect of any unconsolidated joint venture, including any income from such unconsolidated joint venture, shall be excluded for purposes of the calculation set forth in Section 14.1.4(a)(i).

                 (b) Mandatory Conversion. On the tenth anniversary of the Series A Original Issue Date (the "Series A Mandatory Conversion Date"), each issued and outstanding share of Series A Preferred Stock which has not been converted to Common Stock shall mandatorily convert to that number of fully paid and nonassessable shares of Common Stock equal to the Series A Conversion Ratio, as adjusted, regardless of the 4.9% Limitation. From and after the Series A Mandatory Conversion Date, certificates representing shares of Series A Preferred Stock shall be deemed to represent the shares of Common Stock into which they have been converted. Following the Series A Mandatory Conversion Date, the holder of certificates for Series A Preferred Stock may surrender those certificates at the office of any transfer agent for the Common Stock, or if there is no such transfer agent, at the principal offices of the Corporation, or at such other office as may be designated by the Corporation, accompanied by instructions from the holder as to the name(s) and address(es) in which such holder wishes the certificate(s) for the shares of Common Stock issuable upon such conversion to be issued. Promptly following surrender of certificates for Series A Preferred Stock after the Series A Mandatory Conversion Date, the Corporation shall issue and deliver at such office a certificate or certificates for the number of whole shares of Common Stock issuable upon mandatory conversion of the Series A Preferred Stock to the person(s) entitled to receive the same. For purposes of Sections 14.1.4(d) and 14.1.4(e) below, the Series A Mandatory Conversion Date shall constitute the Series A Conversion Date.

                 (c) Procedure for Conversion. In order to exercise its right to convert shares of Series A Preferred Stock into Common Stock, the holder of shares of Series A Preferred Stock shall surrender the certificate(s) therefor, duly endorsed if the Corporation shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Corporation, at the office of any transfer agent for the Series A Preferred Stock, or if there is no such transfer agent, at the principal offices of the Corporation, or at such other office as may be designated by the Corporation, together with written notice that such holder elects to convert such shares. Such notice shall also state the name(s) and address(es) in which such holder wishes the certificate(s) for the shares of Common Stock issuable upon conversion to be issued. As soon as practicable after a conversion, the Corporation shall issue and deliver at said office a certificate or certificates for the number of whole shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock duly surrendered for conversion, to the person(s) entitled to receive the same. Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date on which the certificates therefor and notice of intention to convert the same are duly received by the Corporation in accordance with the foregoing provisions, and the person(s) entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes as record holder(s) of such Common Stock as of the close of business on such date (hereinafter, the "Series A Conversion Date").

                 (d) Fractional Shares. No fractional shares shall be issued upon conversion of the Series A Preferred Stock into Common Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. As to any final fraction of a share which the holder of one or more shares of Series A Preferred Stock would be entitled to receive upon exercise of his conversion right the Corporation shall pay a cash adjustment in an amount equal to the same fraction of the last sale price (or bid price if there were no sales) per share of Common Stock on the New York Stock Exchange on the business day which next precedes the Series A Conversion Date or, if such Common Stock is not then listed on the New York Stock Exchange, of the market price per share (as determined in a manner prescribed by the Board of Directors of the Corporation) at the close of business on the business day which next precedes the Series A Conversion Date.

                 (e) Payment of Adjusted Accrued Dividends Upon Conversion. On the next dividend payment date (or such later date as is permitted in this Section 14.1.4(e)) following any Series A Conversion Date hereunder, the Corporation shall pay in cash Series A Adjusted Accrued Dividends (as defined below) on shares of Series A Preferred Stock so converted. The holder shall be entitled to receive accrued and unpaid dividends accrued to and including the Series A Conversion Date on the shares of Series A Preferred Stock converted (assuming that such dividends accrue ratably each day that such shares are outstanding), less an amount equal to the pre-conversion portion of the dividends paid on the shares of Common Stock issued upon such conversion (the "Series A Conversion Stock"). (The record date for the Series A Conversion Stock which occurs after the Series A Conversion Date is hereinafter referred to as the "Series A Subsequent Record Date.") The pre-conversion portion of such Series A Conversion Stock dividend means that portion of such dividend as is attributable to the period that (i) begins on the day after the last Series A Conversion Stock dividend record date occurring before such Series A Subsequent Record Date and (ii) ends on such Series A Conversion Date, assuming that such dividends accrue ratably during the period. The term "Series A Adjusted

Accrued Dividends" means the amount arrived at through the application of the foregoing formula. Series A Adjusted Accrued Dividends shall not be less than zero. The formula for Series A Adjusted Accrued Dividends shall be applied to effectuate the Corporation's intent that the holder converting shares of Series A Preferred Stock to Series A Conversion Stock shall be entitled to receive dividends on such shares of Series A Preferred Stock up to and including the Series A Conversion Date and shall be entitled to the dividends on the shares of Series A Conversion Stock issued upon such conversion which are deemed to accrue beginning on the first day after the Series A Conversion Date, but shall not be entitled to dividends attributable to the same period for both the shares of Series A Preferred Stock converted and the shares of Series A Conversion Stock issued upon such conversion. The Corporation shall be entitled to withhold (to the extent consistent with the intent to avoid double dividends for overlapping portions of Series A Preferred and Series A Conversion Stock dividend periods) the payment of Series A Adjusted Accrued Dividends until the applicable Series A Subsequent Record Date, even though such date occurs after the applicable dividend payment date with respect to the Series A Preferred Stock, in which event the Corporation shall mail to each holder who converted Series A Preferred Stock a check for the Series A Adjusted Accrued Dividends thereon within five (5) business days after such Series A Subsequent Record Date. Series A Adjusted Accrued Dividends shall be accompanied by an explanation of how such Series A Adjusted Accrued Dividends have been calculated. Series A Adjusted Accrued Dividends shall not bear interest.




                 (f)      Adjustments.

                 (i) In the event the Corporation shall at any time (i) pay a dividend or make a distribution to holders of Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the Series A Conversion Ratio shall be adjusted on the effective date of the dividend, distribution, subdivision or combination by multiplying the Series A Conversion Ratio by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such dividend, distribution, subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision or combination.

                 (ii) Whenever the Series A Conversion Ratio shall be adjusted as herein provided, the Corporation shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Series A Preferred Stock a notice stating that the Series A Conversion Ratio has been adjusted and setting forth the adjusted Series A Conversion Ratio, together with an explanation of the calculation of the same.

                 (iii) If the Corporation shall be party to any Series A Transaction in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), the holder of each share of Series A Preferred Stock shall have the right in connection with such Series A Transaction to convert such share, pursuant to the optional conversion provisions hereof, into the number and kind of shares of stock or other securities and the amount and kind of property receivable upon such Series A Transaction by a holder of the number of shares of Common Stock issuable upon conversion of such share of Series A Preferred Stock immediately prior to such Series A Transaction. The Corporation shall not be party to any Series A Transaction unless the terms of such Series A Transaction are consistent with the provisions of this Section 14.1.4(f)(iii), and it shall not consent to or agree to the occurrence of any Series A Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Stock, thereby enabling the holders of the Series A Preferred Stock to receive the benefits of this Section 14.1.4(f)(iii) and the other provisions of the Articles. Without limiting the generality of the foregoing, provision shall be made for adjustments in the Series A Conversion Ratio which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 14.1.4(f)(iii). The provisions of this Section 14.1.4(f)(iii) shall similarly apply to successive Series A Transactions.

                 (iv) In the event that the Corporation shall propose to effect any Series A Transaction which would result in an adjustment under Section 14.1.4(f)(iii), the Corporation shall cause to be mailed to the holders of record of Series A Preferred Stock at least 20 days prior to the record date for such Series A Transaction a notice stating the date on which such Series A Transaction is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Series A Transaction. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such Series A Transaction.

                 (g)      Other.

                 (i) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the maximum number of shares of Common Stock issuable upon the conversion of all shares of Series A Preferred Stock then outstanding, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                 (ii) The Corporation shall pay any taxes that may be payable in respect of the issuance of shares of Common Stock upon conversion of shares of Series A Preferred

         Stock, but the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer of shares of Series A Preferred Stock or any transfer involved in the issuance of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted are registered, and the Corporation shall not be required to transfer any such shares of Series A Preferred Stock or to issue or deliver any such shares of Common Stock unless and until the person(s) requesting such transfer or issuance shall have paid to the Corporation the amount of any such taxes, or shall have established to the satisfaction of the Corporation that such taxes have been paid.

                 (iii) The Corporation will not, by amendment of the Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out of all the provisions of the Articles and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

                 (iv) Holders of Series A Preferred Stock shall be entitled to receive copies of all communications by the Corporation to its holders of Common Stock, concurrently with the distribution to such shareholders.
                 14.1.5       Voting Rights.  Except as indicated in this
                 Section 14.1.5, or except as otherwise from time to time required by applicable law, the holders of shares of Series A Preferred Stock shall not be entitled to vote on any matter on which the holders of shares of Common Stock are entitled to vote, except that the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, shall be required to vote on and approve any material adverse change in the rights, preferences or privileges of the Series A Preferred Stock. For purposes of the foregoing, the creation of a new class of Stock having rights, preferences or privileges senior to, in parity with or junior to the rights, preferences or privileges of the Series A Preferred Stock shall not be treated as a material adverse change in the rights, preferences or privileges of the Series A Preferred
         Stock, and the holders of Series A Preferred Stock shall not have any right to vote on the creation of such new class of Stock. Except as provided above and as required by law, the holders of Series A Preferred Stock are not entitled to vote on any merger or consolidation involving the Corporation, on any share exchange or on a sale of all or substantially all of the assets of the Corporation.

                 14.1.6 Reacquired Shares. Shares of Series A Preferred Stock converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

         14.2 Series B Preferred Stock. The Board of Directors has duly divided and classified 425,000 shares of the Preferred Stock of the Corporation into a series designated Series B Preferred Stock and has provided for the issuance of such series. Subject in all cases to the provisions of Section 7.4 of Article VII and Article IX of the Articles with respect to Excess Stock, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Series B Preferred Stock of the Corporation:

                 14.2.1 Designation and Amount. The designation of the Preferred Stock described in Section 14.2 hereof shall be
         "Series B Preferred Stock (par value $.01 per share)" (hereinafter, the "Series B Preferred Stock"). The number of shares of the Series B Preferred Stock is 425,000. The Series B Preferred Stock shall rank
         (a) senior to the Corporation's Series E Preferred Stock and Common Stock, (b) on a pari passu basis with the Corporation's Series A Preferred Stock, and (c) junior to the Corporation's Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, with respect to the payment of dividends. The Series B Preferred Stock shall have identical preferences, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption, conversion and other rights as the Series A Preferred Stock.


                 14.2.2       Dividend Rights.

                 (a) The holders of record of outstanding shares of Series B Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors, out of funds legally available therefor, cash dividends which are (1) cumulative (2) preferential to the dividends paid on the Corporation's Series E Preferred Stock and Common Stock, on a pari passu basis with the dividends paid on the Corporation's Series A Preferred Stock, and junior to the dividends paid on the Corporation's Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, and (3) payable at an annual rate equal to the Series B Dividend Amount (as defined below) and no more, on the fifteenth day of each February, May, August and November following the date of original issuance of the Series B Preferred Stock (the "Series B Original Issue Date"). Each calendar quarter immediately preceding the fifteenth day of February, May, August and November (or if the Series B Original Issue Date is not on the first day of a calendar quarter, the period beginning on the date of issuance and ending on the last day of the calendar quarter of issuance) is referred to hereinafter as a "Series B Dividend Period." The initial per share Series B Dividend Amount per annum shall be equal to $1.648. The amount of dividends payable for each full Series B Dividend Period for each share of the Series B Preferred Stock shall be computed by dividing the per share Series B Dividend Amount by four. The amount of dividends on the Series B Preferred Stock payable for the initial Series B Dividend Period, or any other period shorter or longer than a full Series B Dividend Period, shall be computed ratably on the basis of the actual number of days in such Series B Dividend Period. In the event of any change in the quarterly cash dividend per share declared on the Common Stock, the quarterly cash dividend per share on the Series B Preferred Stock shall be adjusted for the same Series B Dividend Period by an amount computed by multiplying the amount of the change in the Common Stock dividend times the Series B Conversion Ratio (as defined in Section 14.2.4(a)).





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
                 (b) In the event the Corporation shall declare a distribution payable in (i) securities of other persons, (ii) evidences of indebtedness issued by the Corporation or other persons, (iii) assets (excluding cash dividends) or (iv) options or rights to purchase capital stock or evidences of indebtedness in the Corporation or other persons, then, in each such case for the purpose of this Section 14.2.2(b), the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series B Preferred Stock are or would be convertible (assuming such shares of Series B Preferred Stock were then convertible).

                 (c) The Corporation shall not (i) declare or pay or set apart for payment any dividends or distributions on any Stock ranking as to dividends junior to the Series B Preferred Stock (other than dividends paid in shares of such junior Stock) or (ii) make any purchase or redemption of, or any sinking fund payment for the purchase or redemption of, any Stock ranking as to dividends junior to the Series B Preferred Stock (other than a purchase or redemption made by issue or delivery of such junior Stock) unless all dividends payable on all outstanding shares of Series B Preferred Stock for all past Series B Dividend Periods shall have been paid in full or declared and a sufficient sum set apart for payment thereof, provided, however, that any moneys theretofore deposited in any sinking fund with respect to any Preferred Stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund.

                 (d) All dividends declared on shares of Series B Preferred Stock and any other class of Preferred Stock or series thereof ranking on a parity as to dividends with the Series B Preferred Stock and the Series A Preferred Stock shall be declared pro rata, so that the amounts of dividends declared per share on the Series B Preferred Stock and Series A Preferred Stock for the Series B Dividend Period of the Series B Preferred Stock and Series A Preferred Stock ending either on the same day or within the dividend period of such other Stock, shall, in all cases, bear to each other the same ratio that accrued dividends per share on the shares of Series B Preferred Stock, Series A Preferred Stock and such other Stock bear to each other.

                 14.2.3       Liquidation Rights.

                 (a) Subject to any prior rights of any class or series of Stock, in the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive, on a pari passu basis with the holders of the Corporation's Series A Preferred Stock and prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock by reason of their ownership of such Stock, an amount equal to all accrued but unpaid dividends for each share of Series B Preferred Stock then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid amounts to which they are entitled, then, subject to any prior rights of any classes or series of Stock, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably to the holders of the Series A Preferred Stock and Series B Preferred Stock, and any other shares of Stock on a parity for liquidation purposes in proportion to the aggregate amounts owed to each such holder.

                 (b) Subject to any prior rights of any other class or series of Stock, after the payment or setting apart of payment to the holders of Series B Preferred Stock of the full preferential amounts to which they shall be entitled pursuant to Section 14.2.3(a) above, the holders of record of the Series B Preferred Stock shall be treated pari passu with the holders of record of Series A Preferred Stock and Common Stock, with each holder of record of Series B Preferred Stock being entitled to receive, in addition to the amounts payable pursuant to Section 14.2.3(a) above, that amount which such holder would be entitled to receive if such holder had converted all its Series B Preferred Stock into Common Stock immediately prior to the liquidating distribution in question.

                 14.2.4       Conversion.

                 (a) Right to Convert. Beginning on October 2, 1998, the holders of shares of Series B Preferred Stock shall have the right, at their option, to convert each such share, at any time and from time to time, into one (the "Series B Conversion Ratio," which shall be subject to adjustment as hereinafter provided) fully paid and nonassessable share of Common Stock; provided, however, that no holder of Series B Preferred Stock shall be entitled to convert shares of such Series B Preferred Stock into Common Stock pursuant to the foregoing provision, if, immediately after such conversion, such person would be the Beneficial Owner of the Corporation's outstanding Common Stock in an amount exceeding the 4.9% Limitation. Notwithstanding the foregoing, such conversion right may be exercised at any time after the Series B Original Issue Date and irrespective of the 4.9% Limitation (and no such limit shall apply) if any of the following circumstances occurs:

                 (i) For any two consecutive fiscal quarters, the aggregate amount outstanding as of the end of the quarter under (1) all mortgage indebtedness of the Corporation and its consolidated entities and (2) unsecured indebtedness of the Corporation and its consolidated entities exceeds sixty-five percent (65%) of the amount arrived at by (A) taking the Corporation's consolidated gross revenues less property-related expenses, including real estate taxes, insurance, maintenance and utilities, but excluding depreciation, amortization, interest and corporate general and administrative expenses, for the quarter in question and the immediately preceding quarter, (B) multiplying the amount in clause (A) by two (2), and (C) dividing the resulting product in clause B by nine percent (9%) (all as such items of indebtedness, revenues and expenses are reported in consolidated financial statements contained in the Corporation's Forms 10-K and Forms 10-Q as filed with the Securities and Exchange Commission); or

                 (ii) Gilbert M. Meyer has ceased to be an executive officer of the Corporation, unless the holders of a majority of the shares of the Series B Preferred Stock then outstanding have voted on and approved a replacement for Mr. Meyer and the replacement remains an executive officer of the Corporation; or

                 (iii) If (A) the Corporation shall be party to, or shall have entered into an agreement for, any transaction (including, without limitation, a merger, consolidation, statutory share exchange or sale of all or substantially all of its assets (each of the foregoing a "Series B Transaction")), in each case as a result of which shares of Common Stock shall have been or will be converted into the right to receive stock, securities or other property (including cash or any combination thereof) or which has resulted or will result in the holders of Common Stock immediately prior to the Series B Transaction owning less than 50% of the Common Stock after the Series B Transaction, or (B) a "change of control" as defined in the next sentence occurs with respect to the Corporation. A change of control shall mean the acquisition (including by virtue of a merger, share exchange or other business combination) by one stockholder or a group of stockholders acting in concert of the power to elect a majority of the Corporation's Board of Directors. The Corporation shall notify the holders of Series B Preferred Stock promptly if any of the events listed in this Section 14.2.4(a)(iii) shall occur.

         Calculations set forth in Section 14.2.4(a)(i) shall be made without regard to unconsolidated indebtedness incurred as a joint venture partner, and the effect of any unconsolidated joint venture, including any income from such unconsolidated joint venture, shall be excluded for purposes of the calculation set forth in Section 14.2.4(a)(i).

                 (b) Mandatory Conversion. On October 2, 2005 (the "Series B Mandatory Conversion Date"), each issued and outstanding share of Series B Preferred Stock which has not been converted to Common Stock shall mandatorily convert to that number of fully paid and nonassessable shares of Common Stock equal to the Series B Conversion Ratio, as adjusted, regardless of the 4.9% Limitation. From and after the Series B Mandatory Conversion Date, certificates representing shares of Series B Preferred Stock shall be deemed to represent the shares of Common Stock into which they have been converted. Following the Series B Mandatory Conversion Date, the holder of certificates for Series B Preferred Stock may surrender those certificates at the office of any transfer agent for the Common Stock, or if there is no such transfer agent, at the principal offices of the Corporation, or at such other office as may be designated by the Corporation, accompanied by instructions from the holder as to the name(s) and address(es) in which such holder wishes the certificate(s) for the shares of Common Stock issuable upon such conversion to be issued. Promptly following surrender of certificates for Series B Preferred Stock after the Series B Mandatory Conversion Date, the Corporation shall issue and deliver at such office a certificate or certificates for the number of whole shares of Common Stock issuable upon mandatory conversion of the Series B Preferred Stock to the person(s) entitled to receive the same. For purposes of Sections 14.2.4(d) and 14.2.4(e) below, the Series B Mandatory Conversion Date shall constitute the Series B Conversion Date.

                 (c) Procedure for Conversion. In order to exercise its right to convert shares of Series B Preferred Stock into Common Stock, the holder of shares of Series B Preferred Stock shall surrender the certificate(s) therefor, duly endorsed if the Corporation shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Corporation, at the office of any transfer agent for the Series B Preferred Stock or if there is no such transfer agent, at the principal offices of the Corporation, or at such other office as may be designated by the Corporation, together with written notice that such holder elects to convert such shares. Such notice shall also state the name(s) and address(es) in which such holder wishes the certificate(s) for the shares of Common Stock issuable upon conversion to be issued. As soon as practicable after a conversion, the Corporation shall issue and deliver at said office a certificate or certificates for the number of whole shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock duly surrendered for conversion, to the person(s) entitled to receive the same. Shares of Series B Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date on which the certificates therefor and notice of intention to convert the same are duly received by the Corporation in accordance with the foregoing provisions, and the person(s) entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes as record holder(s) of such Common Stock as of the close of business on such date (hereinafter, the "Series B Conversion Date").

                 (d) No Fractional Shares. No fractional shares shall be issued upon conversion of the Series B Preferred Stock into Common Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. As to any final fraction of a share which the holder of one or more shares of Series B Preferred Stock would be entitled to receive upon exercise of his conversion right, the Corporation shall pay a cash adjustment in an amount equal to the same fraction of the last sale price (or bid price if there were no sales) per share of Common Stock on the New York Stock Exchange on the business day which next precedes the Series B Conversion Date or, if such Common Stock is not then listed on the New York Stock Exchange, of the market price per share (as determined in a manner prescribed by the Board of Directors of the Corporation) at the close of business on the business day which next precedes the Series B Conversion Date.

                 (e) Payment of Adjusted Accrued Dividends Upon Conversion. On the next dividend payment date (or such later date as is permitted in this Section 14.2.4(e)) following any Series B Conversion Date hereunder, the Corporation shall pay in cash Series B Adjusted Accrued Dividends (as defined below) on shares of Series B Preferred Stock so converted. The holder shall be entitled to receive accrued and unpaid dividends, if any, accrued to and including the Series B Conversion Date on the shares of Series B Preferred Stock converted (assuming that such dividends accrue ratably each day that such shares are outstanding based on the Series B Dividend Amount for such quarter), less an amount equal to the pre-conversion portion of the dividends paid on the shares of Common Stock issued upon such conversion (the "Series B Conversion Stock"). (The record date for the Series B Conversion Stock which occurs after the Series B Conversion Date is hereinafter referred to as the "Series B Subsequent Record Date.") The pre-conversion portion of such Series B Conversion Stock dividend means that portion of such dividend as is attributable to the period that (i) begins on the day after the last Series B Conversion Stock dividend record date occurring before such Subsequent Record Date and (ii) ends on such Series B Conversion Date, assuming that such dividends accrue ratably during the period. The term "Series B Adjusted Accrued Dividends" means the amount arrived at through the application of the foregoing formula. Series B Adjusted Accrued Dividends shall not be less than zero. The formula for Series B Adjusted Accrued Dividends shall be applied to effectuate the Corporation's intent that the holder converting shares of Series B Preferred Stock to Series B Conversion Stock shall be entitled to receive dividends on such shares of Series B Preferred Stock up to and including the Series B Conversion Date and shall be entitled to the dividends on the shares of Series B Conversion Stock issued upon such conversion which are deemed to accrue beginning on the first day after the Series B Conversion Date, but shall not be entitled to dividends attributable to the same period for both the shares of Series B Preferred Stock converted and the shares of Series B Conversion Stock issued upon such conversion. The Corporation shall be entitled to withhold (to the extent consistent with the intent to avoid double dividends for overlapping portions of Series B Preferred Stock and the Series B Conversion Stock dividend periods) the payment of Series B Adjusted Accrued Dividends until the applicable Subsequent Record Date, even though such date occurs after the applicable dividend payment date with respect to the Series B Preferred Stock, in which event the Corporation shall mail to each holder who converted Series B Preferred Stock a check for the Series B Adjusted Accrued Dividends thereon within five (5) business days after such Series B Subsequent Record Date. Series B Adjusted Accrued Dividends shall be accompanied by an explanation of how such Series B Adjusted Accrued Dividends have been calculated. Series B Adjusted Accrued Dividends shall not bear interest.

                 (f)      Adjustments.

                 (i) In the event the Corporation shall at any time (i) pay a dividend or make a distribution to holders of Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the Series B Conversion Ratio shall be adjusted on the effective date of the dividend, distribution, subdivision or combination by multiplying the Series B Conversion Ratio by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such dividend, distribution, subdivision or combination.

                 (ii) Whenever the Series B Conversion Ratio shall be adjusted as herein provided, the Corporation shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Series B Preferred Stock a notice stating that the Series B Conversion Ratio has been adjusted and setting forth the adjusted Series B Conversion Ratio, together with an explanation of the calculation of the same.

                 (iii) If the Corporation shall be party to any Series B Transaction in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), the holder of each share of Series B Preferred Stock shall have the right in connection with such Series B Transaction to convert such share, pursuant to the optional conversion provisions hereof, into the number and kind of shares of stock or other securities and the amount and kind of property receivable upon such Series B Transaction by a holder of the number of shares of Common Stock issuable upon conversion of such share of Series B

         Preferred Stock immediately prior to such Series B Transaction. The Corporation shall not be party to any Series B Transaction unless the terms of such Series B Transaction are consistent with the provisions of this Section 14.2.4(f)(iii), and it shall not consent to or agree to the occurrence of any Series B Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series B Preferred Stock, thereby enabling the holders of the Series B Preferred Stock to receive the benefits of this Section 14.2.4(f)(iii) and the other provisions of the Articles. Without limiting the generality of the foregoing, provision shall be made for adjustments in the Conversion Ratio which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 14.2.4(f)(i). The provisions of this Section 14.2.4(f)(iii) shall similarly apply to successive Series B Transactions.

                 (iv) In the event that the Corporation shall propose to effect any Series B Transaction which would result in an adjustment under Section 14.2.4(f)(iii), the Corporation shall cause to be mailed to the holders of record of Series B Preferred Stock at least 20 days prior to the record date for such Series B Transaction a notice stating the date on which such Series B Transaction is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Series B Transaction. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such Series B Transaction.

                 (g)      Other.

                 (i) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the maximum number of shares of Common Stock issuable upon the conversion of all shares of Series B Preferred Stock then outstanding, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, in addition to such other remedies as shall be available to the holders of such Series B Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                 (ii) The Corporation shall pay any taxes that may be payable in respect of the issuance of shares of Common Stock upon conversion of shares of Series B Preferred Stock, but the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer of shares of Series B Preferred Stock or any transfer involved in the issuance of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted are registered, and the Corporation shall not be required to transfer any such shares of Series B Preferred Stock or to issue or deliver any such shares of Common Stock unless and until the person(s) requesting such transfer or issuance shall have paid to the Corporation the amount of any such taxes, or shall have established to the satisfaction of the Corporation that such taxes have been paid.

                 (iii) The Corporation will not, by amendment of the Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out of all the provisions of the Articles and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

                 (iv) Holders of Series B Preferred Stock shall be entitled to receive copies of all communications by the Corporation to its holders of Common Stock, concurrently with the distribution to such shareholders.

                 14.2.5       Voting Rights.

                 (a) Except as indicated in this Section 14.2.5, or except as otherwise from time to time required by applicable law, the holders of shares of Series B Preferred Stock will have no voting rights.

                 (b) If six quarterly dividends (whether or not consecutive) payable on shares of Series B Preferred Stock or on any series of Preferred Stock which ranks pari passu with the Series B Preferred Stock as to dividends (the "Series B Parity Stock") are in arrears, the number of Directors then constituting the Board of Directors of the Corporation will be increased by two, and the holders of the shares of Series B Preferred Stock, voting together as a class with the holders of shares of any other series of Series B Parity Stock entitled to such voting rights (any such other series, the "Series B Voting Preferred Stock"), will have the right to elect two additional Directors to serve on the Corporation's Board of Directors at any annual meeting of stockholders or a properly called special meeting of the holders of Series B Preferred Stock and such other Series B Voting Preferred Stock until all such dividends have been declared and paid or set aside for payment. The term of office of all Directors so elected will terminate with the termination of such voting rights.

                 (c) The approval of holders of two-thirds of the outstanding Series B Preferred Stock and all other series of Series B Voting Preferred Stock similarly affected, voting as a single class, is required in order to amend the Articles to affect materially and adversely the rights, preferences or voting power of the holder of shares of Series B Preferred Stock or the Series B Voting Preferred Stock. For purposes of the foregoing, the creation of a new class of Stock having rights, preferences or privileges senior to, on a parity with or junior to the rights, preferences or privileges of the Series B Preferred Stock shall not be treated as a material adverse change in the rights, preferences or privileges of the Series B Preferred Stock, and the holders of Series B Preferred Stock shall not have any right to vote on the creation of such new class of Stock.

         (d) Except as provided above and as required by law, the holders of Series B Preferred Stock are not entitled to vote on any merger or consolidation involving the Corporation, on any share exchange or on a sale of all or substantially all of the assets of the Corporation.

                 14.2.6 Reacquired Shares. Shares of Series B Preferred Stock converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

         14.3 8.50% Series C Cumulative Redeemable Preferred Stock. The Board of Directors has, by resolution, duly divided and classified 2,300,000 shares of the Preferred Stock of the Corporation into a series designated 8.50% Series C Cumulative Redeemable Preferred Stock and has provided for the issuance of such series. Subject in all cases to the provisions of the Articles, including without limitation, Section 7.4 of Article VII and Article IX with respect to limitations on the transfer and ownership of Stock, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the 8.50% Series C Cumulative Redeemable Preferred Stock of the Corporation:

                 14.3.1 Designation and Number. A series of Preferred Stock, designated the "8.50% Series C Cumulative Redeemable
         Preferred Stock" (the "Series C Preferred Stock"), has been established. The number of authorized shares of the Series C Preferred Stock is 2,300,000.

                 14.3.2 Rank. The Series C Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to the Corporation's Series A Preferred Stock, Series B Preferred Stock, Series E Preferred Stock and all classes or series of Common Stock of the Corporation, and to all equity securities issued by the Corporation ranking junior to such Series C Preferred Stock; (b) on a parity with the Corporation's Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and all other equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank on a parity with the Series C Preferred Stock; and (c) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series C Preferred Stock. The term "equity securities" shall not include convertible debt securities.

                 14.3.3       Dividends.

                 (a) Holders of the then outstanding shares of Series C Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of

8.50% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.125 per share). Such dividends shall be cumulative from the first date on which any Series C Preferred Stock is issued and shall be payable quarterly in arrears on or before March 15, June 15, September 15 and December 15 of each year or, if not a business day, the next succeeding business day (each, a "Series C Dividend Payment Date"). The first dividend, which will be paid on September 15, 1997, will be for less than a full quarter. Such dividend and any dividend payable on the Series C Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Series C Dividend Payment Date falls or on such other date designated by the Board of Directors of the Corporation as the record date for the payment of dividends on the Series C Preferred Stock that is not more than 30 nor less than 10 days prior to such Series C Dividend Payment Date (each, a "Series C Dividend Record Date").

                 (b) No dividends on shares of Series C Preferred Stock shall be authorized by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

                 (c) Notwithstanding the foregoing, dividends on the Series C Preferred Stock shall accrue whether or not the terms and provisions set forth in Section 14.3.3(b) hereof at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series C Preferred Stock will accumulate as of the Series C Dividend Payment Date on which they first become payable.

                 (d) Except as provided in Section 14.3.3(e) below, no dividends will be declared or paid or set apart for payment on any Stock of the Corporation or any other series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series C Preferred Stock (other than a dividend in shares of the Corporation's Common Stock or in any other class of Stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series C Preferred Stock for all past dividend periods and the then current dividend period.

                 (e) When dividends are not paid in full (and a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series C Preferred Stock, all dividends declared upon the Series C Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series C Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series C Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series C Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series C Preferred Stock which may be in arrears.

                 (f) Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of Stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made, upon the Common Stock or any other Stock of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of Stock of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other Stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation).

                 (g) Any dividend payment made on shares of the Series C Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. Holders of the Series C Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock in excess of full cumulative dividends on the Series C Preferred Stock as described above.

                 14.3.4       Liquidation Preference.

                 (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series C Preferred Stock then outstanding are entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of Stock of the Corporation that ranks junior to the Series C Preferred Stock as to liquidation rights.

                 (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series C Preferred Stock and the corresponding amounts payable on all shares of other classes or series of Stock of the Corporation ranking on a parity with the Series C Preferred Stock in the distribution of assets, then the holders of the Series C Preferred Stock and all other such classes or series of Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

                 (c) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

                 (d) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series C Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

                 (e) The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

                 14.3.5       Redemption.

                 (a) Right of Optional Redemption. The Series C Preferred Stock is not redeemable prior to June 20, 2002. However, in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes, shares of Series C Preferred Stock which have been converted into Excess Stock shall be subject to repurchase by the Corporation in accordance with Section 7.4.10 of Article VII. On and after June 20, 2002, the Corporation, at its option and upon not less than 30 nor more than 60 days' written notice, may redeem shares of the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption (except as provided in Section 14.3.5(c) below), without interest. If less than all of the outstanding Series C Preferred Stock is to be redeemed, the Series C Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

                 (b)      Limitations on Redemption.

                 (i) The redemption price of the Series C Preferred Stock (other than the portion thereof consisting of accrued and unpaid dividends) is payable solely out of the sale proceeds of other capital stock of the Corporation, which may include other series of Preferred Stock, and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock), shares, interest, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                 (ii) Unless full cumulative dividends on all shares of Series C Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series C Preferred Stock shall be redeemed unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series C Preferred Stock (except by exchange for Stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares of Excess Stock in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of shares of Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series C Preferred Stock.

                 (c) Immediately prior to any redemption of Series C Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Series C Dividend Record Date and prior to the corresponding Series C Dividend Payment Date, in which case each holder of Series C Preferred Stock at the close of business on such Series C Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Series C Dividend Payment Date notwithstanding the redemption of such shares before such Series C Dividend Payment Date. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Stock which is redeemed.

                 (d)      Procedures for Redemption.

                 (i) Notice of redemption will be (A) given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date, and (B) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series C Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series C Preferred Stock except as to the holder to whom notice was defective or not given.

                 (ii) In addition to any information required by law or by the applicable rules of any exchange upon which Series C Preferred Stock may be listed or admitted to trading, such notice shall state:
         (A) the redemption date; (B) the redemption price; (C) the number of shares of Series C Preferred Stock to be redeemed; (D) the place or places where the Series C Preferred Stock is to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series C Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of

         Series C Preferred Stock held by such holder to be redeemed.

                 (iii) If notice of redemption of any shares of Series C Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series C Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Series C Preferred Stock, such shares of Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. Holders of Series C Preferred Stock to be redeemed shall surrender such Series C Preferred Stock at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for shares of Series C Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series C Preferred Stock shall be redeemed by the Corporation at the redemption price plus any accrued and unpaid dividends payable upon such redemption. In case less than all the shares of Series C Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series C Preferred Stock without cost to the holder thereof.

                 (iv) The deposit of funds with a bank or trust corporation for the purpose of redeeming Series C Preferred Stock shall be irrevocable except that:

                          (A) the Corporation shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                          (B) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series C Preferred Stock entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

                 (e) The shares of Series C Preferred Stock are subject to the provisions of Section 7.4 of Article VII and Article IX of the Articles relating to Excess Stock. Excess Stock issued upon exchange of shares of Series C Preferred Stock pursuant to such provisions may be redeemed, in whole or in part, at any time when outstanding shares of Series C Preferred Stock are being redeemed, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends on the shares of Series C Preferred Stock, which were exchanged for such Excess Stock, through the date of such exchange, without interest. If the Corporation elects to redeem Excess Stock pursuant to the redemption right set forth in the preceding sentence, such Excess Stock shall be redeemed in such proportion and in accordance with such procedures as shares of Series C Preferred Stock are being redeemed.

                 (f) Any shares of Series C Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are thereafter designated as part of a particular series by the Board of Directors.

                 14.3.6       Voting Rights.

                 (a) Holders of the Series C Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

                 (b) Whenever dividends on any shares of Series C Preferred Stock shall be in arrears for six or more quarterly periods (a "Series C Preferred Dividend Default"), the Board of Directors shall take such action as may be necessary to increase the number of Directors of the Corporation by two and the holders of such shares of Series C Preferred Stock (voting separately as a class with the holders of all other series of Preferred Stock ranking on a parity with the Series C Preferred Stock as to dividends or upon liquidation ("Series C Parity Preferred") upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two Directors of the Corporation (the "Series C Preferred Stock Directors") at a special meeting called by the holders of record of at least 20% of the Series C Preferred Stock or the holders of any other series of Series C Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series C Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

                 (c) If and when all accumulated dividends and the dividend for the then current dividend period on the Series C Preferred Stock shall have been paid in full or set aside for payment in full, the holders of shares of Series C Preferred Stock shall be divested of the voting rights set forth in Section 14.3.6(b) hereof (subject to revesting in the event of each and every Series C Preferred Dividend Default) and, if all accumulated dividends and the dividend for the current dividend period have been paid in full or set aside for payment in full on all other series of Series C Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Series C Preferred Stock Director so elected shall terminate and the Board of Directors shall take such action as may be necessary to reduce the number of Directors by two. Any Series C Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series C Preferred Stock when they have the voting rights set forth in Section 14.3.6(b) (voting separately as a class with all other series of Series C Parity Preferred upon which like voting rights have been conferred and are exercisable). So long as a Series C Preferred Dividend Default shall continue, any vacancy in the office of a Series C Preferred Stock Director may be filled by written consent of the Series C Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series C Preferred Stock when they have the voting rights set forth in Section 14.3.6(b) (voting separately as a class with all other series of Series C Parity Preferred upon which like voting rights have been conferred and are exercisable). The Series C Preferred Stock Directors shall each be entitled to one vote per director on any matter.

                 (d) So long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the shares of the Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of Stock ranking senior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized Stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Articles, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (ii) above, so long as the Series C Preferred Stock remains outstanding with the terms thereof materially unchanged or, if the Corporation is not the surviving entity in such transaction, is exchanged for a security of the surviving entity with terms that are materially the same as the Series C Preferred Stock, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series C Preferred Stock; and, provided further, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                 (e) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

                 14.3.7 Conversion. The Series C Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation, except that the shares of Series C Preferred Stock will automatically be converted by the Corporation into shares of Excess Stock and transferred to a Trust in accordance with Section 7.4 of Article VII and Article IX of the Articles in the same manner that Common Stock is converted into Excess Stock and transferred to a Trust pursuant thereto, in order to ensure that the Company remains qualified as a REIT for federal income tax purposes.

         14.4    8.00% Series D Cumulative Redeemable Preferred Stock.   The
Board of Directors has, by resolution, duly divided and classified 3,450,000 shares of the Preferred Stock of the Corporation into a series designated 8.00% Series D Cumulative Redeemable Preferred Stock and has provided for the issuance of such series. Subject in all cases to the provisions of the Articles, including without limitation, Section 7.4 of Article VII and Article IX with respect to limitations on the transfer and ownership of Stock, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the 8.00% Series D Cumulative Redeemable Preferred Stock of the Corporation:

                 14.4.1 Designation and Number. A series of Preferred Stock, designated the "8.00% Series D Cumulative Redeemable
         Preferred Stock" (the "Series D Preferred Stock"), has been established. The number of authorized shares of the Series D Preferred Stock is 3,450,000.

                 14.4.2 Rank. The Series D Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to the Corporation's Series A Preferred Stock, Series B Preferred Stock, Series E Preferred Stock, all classes or series of Common Stock of the Corporation, and to all equity securities issued by the Corporation ranking junior to such Series D Preferred Stock; (b) on a parity with the Corporation's Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and all other equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank on a parity with the Series D Preferred Stock; and (c) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series D Preferred Stock. The term "equity securities" shall not include convertible debt securities.

                 14.4.3       Dividends.

                 (a) Holders of the then outstanding shares of Series D Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 8.00% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.00 per share). Such dividends shall be cumulative from the first date on which any Series D Preferred Stock is issued and shall be payable quarterly in arrears on or before March 15, June 15, September 15 and December 15 of each year or, if not a business day, the next succeeding business day (each, a "Series D Dividend Payment Date"). The first dividend, which will be paid on March 15, 1998, will be for less than a full quarter. Such dividend and any dividend payable on the Series D Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Series D Dividend Payment Date falls or on such other date designated by the Board of Directors of the Corporation as the record date for the payment of dividends on the Series D Preferred Stock that is not more than 30 nor less than 10 days prior to such Series D Dividend Payment Date (each, a "Series D Dividend Record Date").

                 (b) No dividends on shares of Series D Preferred Stock shall be authorized by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

                 (c) Notwithstanding the foregoing, dividends on the Series D Preferred Stock shall accrue whether or not the terms and provisions set forth in Section 14.4.3(b) hereof at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series D Preferred Stock will accumulate as of the Series D Dividend Payment Date on which they first become payable.

                 (d) Except as provided in Section 14.4.3(e) below, no dividends will be declared or paid or set apart for payment on any Stock of the Corporation or any other series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series D Preferred Stock (other than a dividend in shares of the Corporation's Common Stock or in any other class of Stock ranking junior to the Series D Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series D Preferred Stock for all past dividend periods and the then current dividend period.

                 (e) When dividends are not paid in full (and a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series D Preferred Stock, all dividends declared upon the Series D Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series D Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series D Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series D Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series D Preferred Stock which may be in arrears.

                 (f) Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of Stock ranking junior to the Series D Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made, upon the Common Stock or any other Stock of the Corporation ranking junior to or on a parity with the Series D Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of Stock of the Corporation ranking junior to or on a parity with the Series D Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other Stock of the Corporation ranking junior to the Series D Preferred Stock as to dividends and upon liquidation).

                 (g) Any dividend payment made on shares of the Series D Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. Holders of the Series D Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock in excess of full cumulative dividends on the Series D Preferred Stock as described above.

                 14.4.4       Liquidation Preference.

                 (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series D Preferred Stock then outstanding are entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of Stock of the Corporation that ranks junior to the Series D Preferred Stock as to liquidation rights.

                 (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series D Preferred Stock and the corresponding amounts payable on all shares of other classes or series of Stock of the Corporation ranking on a parity with the Series D Preferred Stock in the distribution of assets, then the holders of the Series D Preferred Stock and all other such classes or series of Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

                 (c) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

                 (d) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series D Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

                 (e) The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

                 14.4.5       Redemption.

                 (a) Right of Optional Redemption. The Series D Preferred Stock is not redeemable prior to December 15, 2002. However, in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes, shares of Series D Preferred Stock which have been converted into Excess Stock shall be subject to repurchase by the Corporation in accordance with Section 7.4.10 of Article VII. On and after December 15, 2002, the Corporation, at its option and upon not less than 30 nor more than 60 days' written notice, may redeem shares of the Series D Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption (except as provided in Section 14.4.5(c) below), without interest. If less than all of the outstanding Series D Preferred Stock is to be redeemed, the Series D Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

                 (b)      Limitations on Redemption.

                 (i) The redemption price of the Series D Preferred Stock (other than the portion thereof consisting of accrued and unpaid dividends) is payable solely out of the sale proceeds of other capital stock of the Corporation, which may include other series of Preferred Stock, and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock), shares, interest, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                 (ii) Unless full cumulative dividends on all shares of Series D Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series D Preferred Stock shall be redeemed unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series D Preferred Stock, (except by exchange for Stock of the Corporation ranking junior to the Series D Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares of Excess Stock in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of shares of Series D Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred Stock.

                 (c) Immediately prior to any redemption of Series D Preferred Stock, the





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
         Corporation shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Series D Dividend Record Date and prior to the corresponding Series D Dividend Payment Date, in which case each holder of Series D Preferred Stock at the close of business on such Series D Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Series D Dividend Payment Date notwithstanding the redemption of such shares before such Series D Dividend Payment Date. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Stock which is redeemed.

                 (d)      Procedures for Redemption.

                 (i) Notice of redemption will be (A) given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date, and (B) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series D Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series D Preferred Stock except as to the holder to whom notice was defective or not given.

                 (ii) In addition to any information required by law or by the applicable rules of any exchange upon which Series D Preferred Stock may be listed or admitted to trading, such notice shall state:
         (A) the redemption date; (B) the redemption price; (C) the number of shares of Series D Preferred Stock to be redeemed; (D) the place or places where the Series D Preferred Stock is to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series D Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series D Preferred Stock held by such holder to be redeemed.

                 (iii) If notice of redemption of any shares of Series D Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series D Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Series D Preferred Stock, such shares of Series D Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. Holders of Series D Preferred Stock to be redeemed shall surrender such Series D Preferred Stock at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for shares of Series D Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series D Preferred Stock shall be redeemed by the Corporation at the redemption price plus any accrued and unpaid dividends payable upon such redemption.





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
         In case less than all the shares of Series D Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series D Preferred Stock without cost to the holder thereof.

                 (iv) The deposit of funds with a bank or trust corporation for the purpose of redeeming Series D Preferred Stock shall be irrevocable except that:

                          (A) the Corporation shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                          (B) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series D Preferred Stock entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid,together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

                 (e) The shares of Series D Preferred Stock are subject to the provisions of Section 7.4 of Article VII and Article IX of the Articles relating to Excess Stock. Excess Stock issued upon exchange of shares of Series D Preferred Stock pursuant to such provisions may be redeemed, in whole or in part, at any time when outstanding shares of Series D Preferred Stock are being redeemed, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends on the shares of Series D Preferred, which were exchanged for such Excess Stock, through the date of such exchange, without interest. If the Corporation elects to redeem Excess Stock pursuant to the redemption right set forth in the preceding sentence, such Excess Stock shall be redeemed in such proportion and in accordance with such procedures as shares of Series D Preferred Stock are being redeemed.

                 (f) Any shares of Series D Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are thereafter designated as part of a particular series by the Board of Directors.

                 14.4.6       Voting Rights.

                 (a) Holders of the Series D Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

                 (b) Whenever dividends on any shares of Series D Preferred Stock shall be in arrears for six or more quarterly periods (a "Series D Preferred Dividend Default"), the Board of Directors shall take such action as may be necessary to increase the number of Directors of the Corporation by two and the holders of such shares of Series D Preferred Stock (voting separately





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
as a class with the holders of all other series of Preferred Stock ranking on a parity with the Series D Preferred Stock as to dividends or upon liquidation ("Series D Parity Preferred") upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two Directors of the Corporation (the "Series D Preferred Stock Directors") at a special meeting called by the holders of record of at least 20% of the Series D Preferred Stock or the holders of any other series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series D Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

                 (c) If and when all accumulated dividends and the dividend for the then current dividend period on the Series D Preferred Stock shall have been paid in full or set aside for payment in full, the holders of shares of Series D Preferred Stock shall be divested of the voting rights set forth in Section 14.4.6(b) hereof (subject to revesting in the event of each and every Series D Preferred Dividend Default) and, if all accumulated dividends and the dividend for the current dividend period have been paid in full or set aside for payment in full on all other series of Series D Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Series D Preferred Stock Director so elected shall terminate and the Board of Directors shall take such action as may be necessary to reduce the number of Directors by two. Any Series D Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series D Preferred Stock when they have the voting rights set forth in Section 14.4.6(b) (voting separately as a class with all other series of Series D Parity Preferred upon which like voting rights have been conferred and are exercisable). So long as a Series D Preferred Dividend Default shall continue, any vacancy in the office of a Series D Preferred Stock Director may be filled by written consent of the Series D Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series D Preferred Stock when they have the voting rights set forth in Section 14.4.6(b) (voting separately as a class with all other series of Series D Parity Preferred upon which like voting rights have been conferred and are exercisable). The Series D Preferred Stock Directors shall each be entitled to one vote per director on any matter.

                 (d) So long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the shares of the Series D Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of Stock ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized Stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Articles, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (ii) above, so long as the Series D Preferred Stock remains outstanding with the terms thereof materially unchanged or, if the Corporation is not the surviving entity in such transaction, is exchanged for a security of the surviving entity with terms that are materially the same as the Series D Preferred Stock, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series D Preferred Stock; and, provided further, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                 (e) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series D Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

                 14.4.7 Conversion. The Series D Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation, except that the shares of Series D Preferred Stock will automatically be converted by the Corporation into shares of Excess Stock and transferred to a Trust in accordance with Section 7.4 of Article VII and Article IX of the Articles in the same manner that Common Stock is converted into Excess Stock and transferred to a Trust pursuant thereto, in order to ensure that the Company remains qualified as a REIT for federal income tax purposes.

         14.5 Series E Junior Participating Cumulative Preferred Stock. The Board of Directors has duly divided and classified 1,000,000 shares of the Preferred Stock of the Corporation into a series designated Series E Junior Participating Cumulative Preferred Stock and has provided for the issuance of such series. Subject in all cases to the provisions of Section 7.4 of Article VII and Article IX of the Articles with respect to Excess Stock, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Series E Junior Cumulative Preferred Stock of the Corporation:

                 14.5.1 Designation and Amount. The designation of the Preferred Stock described in Section 14.5 hereof shall be
         "Series E Junior Participating Cumulative Preferred Stock," par value $.01 per share (hereinafter called "Series E Preferred Stock"), and the number of shares constituting such series shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors and by the filing of articles of amendment pursuant to the provisions of the MGCL stating that such increase or reduction has been so authorized; provided, however, that no decrease shall reduce the number of shares of Series E Preferred

         Stock to a number less than that of the shares then outstanding plus the number of shares of Series E Preferred Stock issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

                 14.5.2       Dividends and Distributions.

                 (a)      (i)   Subject to the rights of the holders of any
                 shares of any series of Preferred Stock (or any similar Stock) ranking prior and superior to the Series E Preferred Stock with respect to dividends, the holders of shares of Series E Preferred Stock, in preference to the holders of shares of Common Stock and of any other junior Stock, shall be entitled to receive, when, as and if authorized by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Series E Quarterly Dividend Payment Date"), commencing on the first Series E Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series E Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (x) $1.00 or (y) subject to the provisions for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the shares of Common Stock since the immediately preceding Series E Quarterly Dividend Payment Date, or, with respect to the first Series E Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series E Preferred Stock. The multiple of cash and non-cash dividends declared on the Common Stock to which holders of the Series E Preferred Stock are entitled, which shall be 1,000 initially but which shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Series E Dividend Multiple." In the event the Corporation shall at any time after March 9, 1998 (the "Series E Rights Declaration Date") (i) declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Series E Dividend Multiple thereafter applicable to the determination of the amount of dividends which holders of shares of Series E Preferred Stock shall be entitled to receive shall be the Series E Dividend Multiple applicable immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (ii) Notwithstanding anything else contained in this paragraph (a), the Corporation shall, out of funds legally available for that purpose, declare a dividend or distribution on the Series E Preferred Stock as provided in this paragraph

         (a) immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the shares of Common Stock during the period between any Series E Quarterly Dividend Payment Date and the next subsequent Series E Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series E Preferred Stock shall nevertheless be payable on such subsequent Series E Quarterly Dividend Payment Date.

                 (b) Dividends shall begin to accrue and be cumulative on outstanding shares of Series E Preferred Stock from the Series E Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series E Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Series E Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Series E Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series E Preferred Stock entitled to receive a quarterly dividend and before such Series E Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Series E Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series E Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix in accordance with applicable law a record date for the determination of holders of shares of Series E Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

                 14.5.3 Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series E
         Preferred Stock shall have the following voting rights:

                 (a) Subject to the provision for adjustment hereinafter set forth, each share of Series E Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. The number of votes which a holder of a share of Series E Preferred Stock is entitled to cast, which shall initially be 1,000 but which may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Corporation shall at any time after the Series E Rights Declaration Date (i) declare or pay any dividend on shares of Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series E Preferred Stock shall be entitled shall be the Vote Multiple immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (b) Except as otherwise provided herein or by law, the holders of shares of Series E Preferred Stock and the holders of shares of Common Stock and the holders of shares of any other Stock of this Corporation having general voting rights, shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                 (c) (i) Whenever, at any time or times, dividends payable on any shares of Series E Preferred Stock shall be in arrears in an amount equal to at least two full quarter dividends (whether or not declared and whether or not consecutive), the holders of record of the outstanding shares of Series E Preferred Stock shall have the exclusive right, voting separately as a single class, to elect two Directors of the Corporation at a special meeting of stockholders of the Corporation or at the Corporation's next annual meeting of stockholders, and at each subsequent annual meeting of shareholders, as provided below. At elections for such Directors, each Series E Preferred Share shall entitle the holder thereof to 1,000 votes in such elections.

                          (ii) Upon the vesting of such right of the holders of shares of Series E Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Series E Preferred Stock as hereinafter set forth. A special meeting of the stockholders of the Corporation then entitled to vote shall be called by the Chairman of the Board of Directors or the President or the Secretary of the Corporation, if requested in writing by the holders of record of not less than 10% of the shares of Series E Preferred Stock then outstanding. At such special meeting, or, if no such special meeting shall have been called, then at the next annual meeting of stockholders of the Corporation, the holders of the shares of Series E Preferred Stock shall elect, voting as above provided, two Directors of the Corporation to fill the aforesaid vacancies created by the automatic increase in the number of members of the Board of Directors. At any and all such meetings for such election, the holders of a majority of the outstanding shares of Series E Preferred Stock shall be necessary to constitute a quorum for such election, whether present in person or proxy, and such two Directors shall be elected by the vote of at least a majority of the shares of Series E Preferred Stock held by such stockholders present or represented at the meeting. Any director elected by holders of shares of Series E Preferred Stock pursuant to this Section may be removed at any annual or special meeting, by vote of a majority of the shareholders voting as a class who elected such Director, with or without cause. In case any vacancy shall occur among the Directors elected by the holders of shares of Series E Preferred Stock pursuant to this Section, such vacancy may be filled by the remaining director so elected, or his successor then in office, and the director so elected to fill such vacancy shall serve until the next meeting of shareholders for the election of Directors. After the holders of shares of Series E Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be further increased or decreased except by vote of the holders of shares of Series E Preferred

         Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series E Preferred Stock.

                          (iii) The right of the holders of shares of Series E Preferred Stock, voting separately as a class, to elect two members of the Board of Directors of the Corporation as aforesaid shall continue until, and only until, such time as all arrears in dividends (whether or not declared) on the Series E Preferred Stock shall have been paid or declared and set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided subject to revesting in the event of each and every subsequent default of the character above-mentioned. Upon any termination of the right of the holders of the Series E Preferred Stock as a class to vote for Directors as herein provided, the term of office of all Directors then in office elected by the holders of shares of Series E Preferred Stock pursuant to this Section shall terminate immediately. Whenever the term of office of the Directors elected by the holders of shares of Series E Preferred Stock pursuant to this Section shall terminate and the special voting powers vested in the holders of the Series E Preferred Stock pursuant to this Section shall have expired, the maximum number of members of this Board of Directors of the Corporation shall be such number as may be provided for in the By-laws of the Corporation, irrespective of any increase made pursuant to the provisions of this Section.

                 (d) Except as otherwise required by applicable law or as set forth herein, holders of Series E Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for taking any corporate action.

                 14.5.4       Certain Restrictions.

                 (a) Whenever dividends or distributions payable on the Series E Preferred Stock as provided in Section 14.5.2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series E Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of Stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preferred Stock;

                          (ii) declare or pay dividends on or make any other distributions on any shares of Stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Preferred Stock, except dividends paid ratably on the Series E Preferred Stock and all such parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                          (iii)   except as permitted in subsection
         14.5.4(a)(iv) below, redeem, purchase or otherwise acquire for consideration shares of any Stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity Stock in exchange for shares of any Stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series E Preferred Stock; or

                          (iv)purchase or otherwise acquire for consideration any shares of Series E Preferred Stock, or any shares of any Stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                 (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of Stock of the Corporation unless the Corporation could, under subsection (a) of this Section 14.5.4, purchase or otherwise acquire such shares at such time and in such manner.

                 14.5.5 Reacquired Shares. Any shares of Series E Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                 14.5.6 Liquidation, Dissolution or Winding Up. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made (x) to the holders of shares of Stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preferred Stock unless, prior thereto, the holders of Series E Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $1,000.00 per share or (2) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (y) to the holders of Stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Preferred Stock, except distributions made ratably on the Series E Preferred Stock and all other such parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation,





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
         dissolution or winding up. In the event the Corporation shall at any time after the Series E Rights Declaration Date (i) declare or pay any dividend on shares of Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount per share to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event under clause (x) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 Neither the consolidation of nor merging of the Corporation with or into any other corporation or corporations, nor the sale or other transfer of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 14.5.6.

                 14.5.7 Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series E Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged, plus accrued and unpaid dividends, if any, payable with respect to the Series E Preferred Stock. In the event the Corporation shall at any time after the Series E Rights Declaration Date (i) declare or pay any dividend on shares of Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series E Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 14.5.8 Redemption. The shares of Series E Preferred Stock shall not be redeemable; provided, however, that the foregoing shall not limit the ability of the Corporation to purchase or otherwise deal in such shares to the extent otherwise permitted hereby and by law.

                 14.5.9 Ranking. Unless otherwise expressly provided in the Articles or





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                 Articles Supplementary relating to any other series of
         Preferred Stock of the Corporation, the Series E Preferred Stock shall rank junior to every other series of the Corporation's Preferred Stock previously or hereafter authorized, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Common Stock.

                 14.5.10 Amendment. The Articles may not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series E Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series E Preferred Stock, voting separately as a class.

                 14.5.11 Fractional Shares. Shares of Series E Preferred Stock may be issued in whole shares or in any fraction of a share that is one ten-thousandth (1/1,000th) of a share or any integral multiple of such fraction, which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of Series E Preferred Stock. In lieu of fractional shares, the Corporation may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one ten-thousandth (1/1,000th) of a share or any integral multiple thereof.


         14.6 9.00% Series F Cumulative Redeemable Preferred Stock. The Board of Directors has, by resolution, duly divided and classified 4,455,000 shares of the Preferred Stock of the Corporation into a series designated 9.00% Series F Cumulative Redeemable Preferred Stock and has provided for the issuance of such series. Subject in all cases to the provisions of the Articles, including, without limitation, Section 7.4 of Article VII and Article IX with respect to limitations on the transfer and ownership of Stock, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the 9.00% Series F Cumulative Redeemable Preferred Stock of the Corporation:

                 14.6.1 Designation and Number. A series of Preferred Stock, designated the "9.00% Series F Cumulative Redeemable Preferred Stock" (the "Series F Preferred Stock"), has been established. The number of authorized shares of the Series F Preferred Stock shall be 4,455,000.

                 14.6.2 Rank. The Series F Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to the Corporation's Series A Preferred Stock, Series B Preferred Stock, Series E Preferred Stock, and all classes or series of Common Stock of the Corporation, and to all equity securities issued by the Corporation ranking junior to such Series F Preferred Stock; (b) on a parity with the Corporation's Series C Preferred Stock, Series D Preferred Stock, Series G Preferred Stock and all equity securities





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         issued by the Corporation the terms of which specifically provide that such equity securities rank on a parity with the Series F Preferred Stock; and (c) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series F Preferred Stock. The term "equity securities" shall not include convertible debt securities.

                 14.6.3      Dividends.

                 (a) Holders of the then outstanding shares of Series F Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 9.00% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.25 per share). Such dividends shall be cumulative from the first date on which any Series F Preferred Stock is issued and shall be payable quarterly in arrears on or before the fifteenth day of February, May, August and November or, if not a business day, the next succeeding business day (each, a "Series F Dividend Payment Date"). Any dividend payable on the Series F Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Series F Dividend Payment Date falls or on such other date designated by the Board of Directors of the Corporation as the record date for the payment of dividends on the Series F Preferred Stock that is not more than 30 nor less than 10 days prior to such Series F Dividend Payment Date (each, a "Series F Dividend Record Date").

                 (b) No dividends on shares of Series F Preferred Stock shall be authorized by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

                 (c) Notwithstanding the foregoing, dividends on the Series F Preferred Stock shall accrue whether or not the terms and provisions set forth in Section 14.6.3(b) hereof at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series F Preferred Stock will accumulate as of the Series F Dividend Payment Date on which they first become payable.

                 (d) Except as provided in Section 14.6.3(e) below, no dividends will be declared or paid or set apart for payment on any Stock of the Corporation or any other series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series F Preferred Stock (other than a dividend in shares of the Corporation's Common Stock or in any other class of Stock ranking junior to the Series F Preferred Stock as to dividends and upon





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liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series F Preferred Stock for all past dividend periods and the then current dividend period.

                 (e) When dividends are not paid in full (and a sum sufficient for such full payment is not so set apart) upon the Series F Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series F Preferred Stock, all dividends declared upon the Series F Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series F Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series F Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series F Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series F Preferred Stock which may be in arrears.

                 (f) Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series F Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of Stock ranking junior to the Series F Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other Stock of the Corporation ranking junior to or on a parity with the Series F Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of Stock of the Corporation ranking junior to or on a parity with the Series F Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other Stock of the Corporation ranking junior to the Series F Preferred Stock as to dividends and upon liquidation).

                 (g) Any dividend payment made on shares of the Series F Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. Holders of the Series F Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or Stock in excess of full cumulative dividends on the Series F Preferred Stock as described above.

                 14.6.4      Liquidation Preference.

                 (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series F Preferred Stock then outstanding are entitled to be paid out of the assets of the Corporation legally available for





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distribution to its stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of Stock of the Corporation that ranks junior to the Series F Preferred Stock as to liquidation rights.

                 (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series F Preferred Stock and the corresponding amounts payable on all shares of other classes or series of Stock of the Corporation ranking on a parity with the Series F Preferred Stock in the distribution of assets, then the holders of the Series F Preferred Stock and all other such classes or series of Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

                 (c) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series F Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

                 (d) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series F Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

                 (e) The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

                 14.6.5      Redemption.

                 (a) Right of Optional Redemption. The Series F Preferred Stock is not redeemable prior to February 15, 2001. However, in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes, shares of Series F Preferred Stock which have been converted into Excess Stock shall be subject to repurchase by the Corporation in accordance with Section 7.4.10 of Article VII. On and after February 15, 2001, the Corporation, at its option and upon not less than 30 nor more than 60 days' written notice, may redeem shares of the Series F Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption (except as provided in Section 14.6.5(c) below), without interest. If less than all of the outstanding Series F Preferred Stock is to be redeemed, the Series F Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method





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determined by the Corporation.

                 (b)      Limitations on Redemption.

                          (i)     The redemption price of the Series F
         Preferred Stock (other than the portion thereof consisting of accrued and unpaid dividends) is payable solely out of the sale proceeds of other capital stock of the Corporation, which may include other series of Preferred Stock, and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock), shares, interest, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                          (ii) Unless full cumulative dividends on all shares of Series F Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series F Preferred Stock shall be redeemed unless all outstanding shares of Series F Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series F Preferred Stock (except by exchange for Stock of the Corporation ranking junior to the Series F Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares of Excess Stock in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of shares of Series F Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series F Preferred Stock.

                 (c) Rights to Dividends on Shares Called for Redemption. Immediately prior to any redemption of Series F Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Series F Dividend Record Date and prior to the corresponding Series F Dividend Payment Date, in which case each holder of Series F Preferred Stock at the close of business on such Series F Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Series F Dividend Payment Date notwithstanding the redemption of such shares before such Series F Dividend Payment Date. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series F Preferred Stock which is redeemed.

                 (d)      Procedures for Redemption.

                          (i) Notice of redemption will be (A) given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date, and (B) mailed by the Corporation, postage prepaid, not





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         less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series F Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series F Preferred Stock except as to the holder to whom notice was defective or not given.

                          (ii) In addition to any information required by law or by the applicable rules of any exchange upon which Series F Preferred may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series F Preferred Stock to be redeemed; (D) the place or places where the Series F Preferred Stock is to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series F Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series F Preferred Stock held by such holder to be redeemed.

                          (iii) If notice of redemption of any shares of Series F Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series F Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Series F Preferred Stock, such shares of Series F Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. Holders of Series F Preferred Stock to be redeemed shall surrender such Series F Preferred Stock at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for shares of Series F Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series F Preferred Stock shall be redeemed by the Corporation at the redemption price plus any accrued and unpaid dividends payable upon such redemption. In case less than all the shares of Series F Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series F Preferred Stock without cost to the holder thereof.

                          (iv) The deposit of funds with a bank or trust corporation for the purpose of redeeming Series F Preferred Stock shall be irrevocable except that:

                                  (A) the Corporation shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                                  (B) any balance of monies so deposited by the Corporation





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
                 and unclaimed by the holders of the Series F Preferred Stock entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

                 (e) The shares of Series F Preferred Stock are subject to the provisions of Section 7.4 of Article VII and Article IX of the Articles relating to Excess Stock. Excess Stock issued upon exchange of shares of Series F Preferred Stock pursuant to such provisions may be redeemed, in whole or in part, at any time when outstanding shares of Series F Preferred Stock are being redeemed, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends on the shares of Series F Preferred Stock, which are exchanged for such Excess Stock, through the date of such exchange, without interest. If the Corporation elects to redeem Excess Stock pursuant to the redemption right set forth in the preceding sentence, such Excess Stock shall be redeemed in such proportion and in accordance with such procedures as shares of Series F Preferred Stock are being redeemed.

                 (f) Any shares of Series F Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are thereafter designated as part of a particular series by the Board of Directors.

                 14.6.6      Voting Rights.

                 (a) Holders of the Series F Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

                 (b) Whenever dividends on any shares of Series F Preferred Stock shall be in arrears for six or more quarterly periods (a "Series F Preferred Dividend Default"), the Board of Directors shall take such action as may be necessary to increase the number of Directors of the Corporation by two and the holders of such shares of Series F Preferred Stock (voting separately as a class with the holders of all other series of Preferred Stock ranking on a parity with the Series F Preferred Stock as to dividends or upon liquidation ("Series F Parity Preferred") upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two Directors of the Corporation (the "Series F Preferred Stock Directors") at a special meeting called by the holders of record of at least 10% of the Series F Parity Preferred or the holders of any other series of Series F Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series F Preferred Stock for the past dividend periods and the dividends for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.





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                 (c)      If and when all accumulated dividends and the
dividend for the then current dividend period on the Series F Preferred Stock shall have been paid in full or set aside for payment in full, the holders of shares of Series F Preferred Stock shall be divested of the voting rights set forth in Section 14.6.6(b) hereof (subject to revesting in the event of each and every Series F Preferred Dividend Default) and the term of office of each Series F Preferred Stock Director so elected shall terminate and the Board of Directors shall take such action as may be necessary to reduce the number of Directors by two. Any Series F Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series F Preferred Stock when they have the voting rights set forth in Section 14.6.6(b) (voting separately as a class with all other series of Series F Parity Preferred upon which like voting rights have been conferred and are exercisable). So long as a Series F Preferred Dividend Default shall continue, any vacancy in the office of a Series F Preferred Stock Director may be filled by written consent of the Series F Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series F Preferred Stock when they have voting rights as set forth in Section 14.6.6(b) (voting separately as a class with all other series of Series F Parity Preferred upon which like voting rights have been conferred and are exercisable). The Series F Preferred Stock Directors shall each be entitled to one vote per director on any matter.

                 (d) So long as any shares of Series F Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two thirds of the shares of the Series F Preferred Stock outstanding at the time given in person or by proxy, either in writing or at a meeting (voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of Stock ranking senior to the Series F Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized Stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, or (ii) amend, alter or repeal the provisions of the Articles, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series F Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series F Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                 (e) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series F Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

                 14.6.7 Conversion. The Series F Preferred Stock is not convertible into or





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         exchangeable for any other property or securities of the
         Corporation, except that the shares of Series F Preferred Stock will automatically be converted by the Corporation into shares of Excess Stock and transferred to a Trust in accordance with Section 7.4 of
         Article VII and Article IX of the Articles in the same manner that Common Stock is converted into Excess Stock and transferred to a Trust pursuant thereto, in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes.

         14.7 8.96% Series G Cumulative Redeemable Preferred Stock. The Board of Directors has, by resolution, duly divided and classified 4,300,000 shares of the Preferred Stock of the Corporation into a series designated 8.96% Series G Cumulative Redeemable Preferred Stock and has provided for the issuance of such series. Subject in all cases to the provisions of the Articles, including, without limitation, Section 7.4 of Article VII and Article IX with respect to limitations on the transfer and ownership of Stock, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the 8.96% Series G Cumulative Redeemable Preferred Stock of the Corporation:

                 14.7.1 Designation and Number. A series of Preferred Stock, designated the "8.96% Series G Cumulative Redeemable Preferred Stock" (the "Series G Preferred Stock"), has been established. The number of authorized shares of the Series G Preferred Stock shall be 4,300,000.

                 14.7.2 Rank. The Series G Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to the Corporation's Series A Preferred Stock, Series B Preferred Stock, Series E Preferred Stock, and all classes or series of Common Stock of the Corporation, and to all equity securities issued by the Corporation ranking junior to such Series G Preferred Stock; (b) on a parity with the Corporation's Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock and all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank on a parity with the Series G Preferred Stock; and (c) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series G Preferred Stock. The term "equity securities" shall not include convertible debt securities.

                 14.7.3      Dividends.

                 (a) Holders of the then outstanding shares of Series G Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 8.96% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.24 per share). Such dividends shall be cumulative from the first date on which any Series G Preferred Stock is issued and shall be payable quarterly in arrears on or before the fifteenth day of February, May, August and November or, if not a business day, the next





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succeeding business day (each, a "Series G Dividend Payment Date").  Any dividend payable on the Series G Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Series G Dividend Payment Date falls or on such other date designated by the Board of Directors of the Corporation as the record date for the payment of dividends on the Series G Preferred Stock that is not more than 30 nor less than 10 days prior to such Series G Dividend Payment Date (each, a "Series G Dividend Record Date").

                 (b) No dividends on shares of Series G Preferred Stock shall be authorized by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

                 (c) Notwithstanding the foregoing, dividends on the Series G Preferred Stock shall accrue whether or not the terms and provisions set forth in Section 14.7.3(b) hereof at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series G Preferred Stock will accumulate as of the Series G Dividend Payment Date on which they first become payable.

                 (d) Except as provided in Section 14.7.3(e) below, no dividends will be declared or paid or set apart for payment on any Stock of the Corporation or any other series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series G Preferred Stock (other than a dividend in shares of the Corporation's Common Stock or in any other class of Stock ranking junior to the Series G Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series G Preferred Stock for all past dividend periods and the then current dividend period.

                 (e) When dividends are not paid in full (and a sum sufficient for such full payment is not so set apart) upon the Series G Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series G Preferred Stock, all dividends declared upon the Series G Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series G Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series G Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series G Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend





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periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series G Preferred Stock which may be in arrears.

                 (f) Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series G Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of Stock ranking junior to the Series G Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other Stock of the Corporation ranking junior to or on a parity with the Series G Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of Stock of the Corporation ranking junior to or on a parity with the Series G Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other Stock of the Corporation ranking junior to the Series G Preferred Stock as to dividends and upon liquidation).
                 (g) Any dividend payment made on shares of the Series G Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. Holders of the Series G Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or Stock, in excess of full cumulative dividends on the Series G Preferred Stock as described above.

                 14.7.4      Liquidation Preference.

                 (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series G Preferred Stock then outstanding are entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of Stock of the Corporation that ranks junior to the Series G Preferred Stock as to liquidation rights.

                 (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series G Preferred Stock and the corresponding amounts payable on all shares of other classes or series of Stock of the Corporation ranking on a parity with the Series G Preferred Stock in the distribution of assets, then the holders of the Series G Preferred Stock and all other such classes or series of Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

 (c) After payment of the full amount of the liquidating distributions to which





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they are entitled, the holders of Series G Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

                 (d) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series G Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

                 (e) The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

                 14.7.5      Redemption.

                 (a) Right of Optional Redemption. The Series G Preferred Stock is not redeemable prior to October 15, 2001. However, in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes, shares of Series G Preferred Stock which have been converted into Excess Stock shall be subject to repurchase by the Corporation in accordance with Section 7.4.10 of Article VII. On and after October 15, 2001, the Corporation, at its option and upon not less than 30 nor more than 60 days' written notice, may redeem shares of the Series G Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption (except as provided in Section 14.7.5(c) below), without interest. If less than all of the outstanding Series G Preferred Stock is to be redeemed, the Series G Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

                 (b)      Limitations on Redemption.

                          (i)The redemption price of the Series G Preferred Stock (other than the portion thereof consisting of accrued and unpaid dividends) is payable solely out of the sale proceeds of other capital stock of the Corporation, which may include other series of Preferred Stock, and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock), shares, interest, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                          (ii) Unless full cumulative dividends on all shares of Series G Preferred Stock shall have been or contemporaneously are declared and paid or





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         declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series G Preferred Stock shall be redeemed unless all outstanding shares of Series G Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series G Preferred Stock (except by exchange for Stock of the Corporation ranking junior to the Series G Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares of Excess Stock in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of shares of Series G Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series G Preferred Stock.

                 (c) Rights to Dividends on Shares Called for Redemption. Immediately prior to any redemption of Series G Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Series G Dividend Record Date and prior to the corresponding Series G Dividend Payment Date, in which case each holder of Series G Preferred Stock at the close of business on such Series G Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Series G Dividend Payment Date notwithstanding the redemption of such shares before such Series G Dividend Payment Date. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series G Preferred Stock which is redeemed.

                 (d)      Procedures for Redemption.

                          (i) Notice of redemption will be (A) given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date, and (B) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series G Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series G Preferred Stock except as to the holder to whom notice was defective or not given.

                          (ii) In addition to any information required by law or by the applicable rules of any exchange upon which Series G Preferred may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series G Preferred Stock to be redeemed; (D) the place or places where the Series G Preferred Stock is to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series G Preferred Stock held by any holder is to be redeemed, the notice mailed to





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
         such holder shall also specify the number of shares of Series G Preferred Stock held by such holder to be redeemed.

                          (iii) If notice of redemption of any shares of Series G Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series G Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Series G Preferred Stock, such shares of Series G Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. Holders of Series G Preferred Stock to be redeemed shall surrender such Series G Preferred Stock at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for shares of Series G Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series G Preferred Stock shall be redeemed by the Corporation at the redemption price plus any accrued and unpaid dividends payable upon such redemption. In case less than all the shares of Series G Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series G Preferred Stock without cost to the holder thereof.

                          (iv) The deposit of funds with a bank or trust corporation for the purpose of redeeming Series G Preferred Stock shall be irrevocable except that:

                                  (A) the Corporation shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                                  (B)      any balance of monies so deposited
                 by the Corporation and unclaimed by the holders of the Series G Preferred Stock entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

                 (e) The shares of Series G Preferred Stock are subject to the provisions of Section 7.4 of Article VII and Article IX of the Articles relating to Excess Stock. Excess Stock issued upon exchange of shares of Series G Preferred Stock pursuant to such provisions may be redeemed, in whole or in part, at any time when outstanding shares of Series G Preferred Stock are being redeemed, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends on the shares of Series G Preferred Stock, which are exchanged for such Excess Stock, through the date of such exchange, without interest. If the Corporation elects to redeem Excess Stock pursuant to the redemption right set forth in the





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preceding sentence, such Excess Stock shall be redeemed in such proportion and in accordance with such procedures as shares of Series G Preferred Stock are being redeemed.

                 (f) Any shares of Series G Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are thereafter designated as part of a particular series by the Board of Directors.

                 14.7.6      Voting Rights.

                 (a) Holders of the Series G Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

                 (b) Whenever dividends on any shares of Series G Preferred Stock shall be in arrears for six or more quarterly periods (a "Series G Preferred Dividend Default"), the Board of Directors shall take such action as may be necessary to increase the number of Directors of the Corporation by two and the holders of such shares of Series G Preferred Stock (voting separately as a class with the holders of all other series of Preferred Stock ranking on a parity with the Series G Preferred Stock as to dividends or upon liquidation ("Series G Parity Preferred") upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two Directors of the Corporation (the "Series G Preferred Stock Directors") at a special meeting called by the holders of record of at least 10% of the Series G Parity Preferred or the holders of any other series of Series G Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series G Preferred Stock for the past dividend periods and the dividends for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

                 (c) If and when all accumulated dividends and the dividend for the then current dividend period on the Series G Preferred Stock shall have been paid in full or set aside for payment in full, the holders of shares of Series G Preferred Stock shall be divested of the voting rights set forth in Section 14.7.6(b) hereof (subject to revesting in the event of each and every Series G Preferred Dividend Default) and the term of office of each Series G Preferred Stock Director so elected shall terminate and the Board of Directors shall take such action as may be necessary to reduce the number of Directors by two. Any Series G Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series G Preferred Stock when they have the voting rights set forth in Section 14.7.6(b) (voting separately as a class with all other series of Series G Parity Preferred upon which like voting rights have been conferred and are exercisable). So long as a Series G Preferred Dividend Default shall continue, any vacancy in the office of a Series G Preferred Stock Director may be filled by written consent of the Series G Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a





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majority of the outstanding shares of Series G Preferred Stock when they have voting rights as set forth in Section 14.7.6(b) (voting separately as a class with all other series of Series G Parity Preferred upon which like voting rights have been conferred and are exercisable). The Series G Preferred Stock Directors shall each be entitled to one vote per director on any matter.

                 (d) So long as any shares of Series G Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two thirds of the shares of the Series G Preferred Stock outstanding at the time given in person or by proxy, either in writing or at a meeting (voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of Stock ranking senior to the Series G Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized Stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, or (ii) amend, alter or repeal the provisions of the Articles, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series G Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series G Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                 (e) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series G Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

                 14.7.7 Conversion. The Series G Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation, except that the shares of Series G Preferred Stock will automatically be converted by the Corporation into shares of Excess Stock and transferred to a Trust in accordance with Section 7.4 of Article VII and Article IX of the Articles in the same manner that Common Stock is converted into Excess Stock and transferred to a Trust pursuant thereto, in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes.